Exhibit 3.2

                           FIFTH AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION
                                       OF
                               VANTAS INCORPORATED

                      Series A Convertible Preferred Stock

      Pursuant to Chapter 78 of the Nevada Revised Statutes, VANTAS Incorporated, a Nevada corporation (the "Corporation"), does hereby certify as follows:

      1. The following resolutions were duly adopted by the Board of Directors of the Corporation as of July 19, 1999:

            RESOLVED, that pursuant to Article IV of the Amended and Restated Articles of Incorporation of this Corporation dated July 20, 1999, the Corporation hereby amends and restates in its entirety the Fourth Amended and Restated Certificate of Designation for the Corporation's Series A Convertible Preferred Stock, dated December 29, 1998, and filed with the Nevada Secretary of State on January 8, 1999, as set forth on Exhibit A to this resolution (the "Fifth Amended and Restated Series A Certificate of Designation"), to (i) make conforming changes in various provisions of the Amended and Restated Series A Certificate of Designation to reflect the designation of the Corporation's Series D convertible preferred stock and Series E convertible preferred stock, and (ii) otherwise make miscellaneous changes in and amend and restate in its entirety the Fourth Amended and Restated Certificate of Designation of the Corporation's Series A Convertible Preferred Stock; and be it further

            RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to execute and file with the Secretary of State of Nevada, the Fifth Amended and Restated Series A Certificate of Designation.

      2. The original designation of the Series A Convertible Preferred Stock has not been changed and shall remain designated as the Series A Convertible Preferred Stock.

      3. The approval of the stockholders holding at least a majority of the voting power of the Series A Convertible Preferred Stock issued and outstanding has been obtained as required.

      4. The Fifth Amended and Restated Series A Certificate of Designation is set forth as Exhibit A annexed hereto and is a true and correct copy of the rights, preferences, privileges and restrictions of the holders of the Series A Preferred Stock.

      IN WITNESS WHEREOF, ALLIANCE National Incorporated has caused this Certificate to be signed by its President and its Senior Vice President as of this 20th day of July, 1999.


                                                By: /s/ David W. Beale
                                                   -----------------------------
                                                   David W. Beale, President and
                                                   Chief Executive Officer
ATTEST:

/s/ Steven M. Cooperman
-----------------------------------------
Steven M. Cooperman
Senior Vice President and General Counsel

STATE OF NEW YORK    )
                     ) SS.
COUNTY OF NEW YORK   )

            On the 20th day of July, 1999, personally appeared before me David
W. Beale, the President and Chief Executive Officer of the Corporation, and Steven M. Cooperman, the Senior Vice President and General Counsel of the Corporation, and who acknowledged that they executed the above Certificate.


                                                /s/ Barbara DiMartino
                                                --------------------------------
                                                Barbara DiMartino
                                                Notary Public


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

                                    Exhibit A

      The designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, the Series A Convertible Preferred Stock are as follows:

      1. Designation and Number of Shares. The designation of this series of Seven Million Five Hundred Seventy Four Thousand Seven Hundred Eleven (7,574,711) shares of Preferred Stock, par value $.01 per share, created by the Board of Directors of the Corporation pursuant to the authority granted to it by the Articles of Incorporation of the Corporation is "Series A Convertible Preferred Stock," which is hereinafter referred to as the "Series A Preferred Stock." In the event that the Corporation does not issue the maximum number of shares of Series A Preferred Stock, the Corporation may, from time to time, by resolution of the Board of Directors, reduce the number of shares of Series A Preferred Stock authorized, provided, that no such reduction shall reduce the number of authorized shares to a number which is less than the number of shares of Series A Preferred Stock then issued or reserved for issuance. The number of shares by which the Series A Preferred Stock is reduced shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such stock is once more designated as part of a particular series by the Corporation's Board of Directors. The Series A Preferred Stock, the Corporation's Series B convertible preferred stock, par value $.01 per share (the "Series B Preferred Stock"), the Corporation's Series C convertible preferred stock, par value $.01 per share (the "Series C Preferred Stock"), the Corporation's Series D convertible preferred stock, par value $.01 per share (the "Series D Preferred Stock), and the Corporation's Series E convertible preferred stock, par value $.01 per share (the "Series E Preferred Stock" and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the "Preferred Stock"), shall be pari passu, and without distinction as to class or series, except as otherwise set forth herein or as the context otherwise requires, and with respect to dividend rights and rights on liquidation, dissolution, or winding up, shall rank senior to the Corporation's Class A common stock, par value $.01 per share (the "Class A Common Stock"), and the Corporation's Class B common stock, par value $.01 per share (the "Class A Common Stock" and, together with the Class B Common Stock, the "Common Stock").

      2. Dividend Rights.

            (1) Holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds of this Corporation legally available therefor, non-cumulative cash dividends in an amount equal to the equivalent per share cash dividend (based on the number of whole shares of Common Stock issuable upon the conversion of a share of Series A Preferred Stock as of the record date for such dividend) declared on the Common Stock, when and as declared by the Board of Directors.

            (2) No dividends shall be declared or paid or set aside for payment on the Common Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock unless dividends at an equivalent rate (based on the number of shares of outstanding Common Stock and the number of shares of Common Stock issuable upon the conversion of the Preferred Stock, in each case, as of the record date for such dividend) have been or contemporaneously are declared and paid or declared and a sum sufficient for payment thereof is set aside for such payment on the Series A Preferred Stock.

            (3) In the event that any holder of Series A Preferred Stock shall surrender shares for conversion pursuant to the provisions of Section 4 of this Certificate of Designation, the holder shall be entitled to dividends as provided for in this Section 2 of this Certificate of Designation (to the extent such dividends have been declared prior to the close of business on the Conversion Date (as defined below) but are unpaid at such time).

      3. Voting Rights.

            (1) Holders of shares of Series A Preferred Stock shall have no voting rights in respect thereof except as provided by law and except as provided in this Section 3 of this Certificate of Designation.

            (2) Except as to the matters as to which the holders of Series A Preferred Stock are granted voting rights as a class as set forth in the Appendix annexed hereto, the holders of Series A Preferred Stock shall vote as one class with the holders of Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and shall have the right to that number of votes equal to the number of whole shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock as of the date which is the record date for the meeting of shareholders at which such vote shall be taken (or if such vote shall be taken by written consent, the date of the written consent of shareholders of the Corporation), as may be adjusted pursuant to Section 5 hereof.

      4. Conversion Rights.

            (1) (i) At any time, each of the holders of the Series A Preferred Stock shall have the right to convert the Series A Preferred Stock, in whole or in part (provided that, if conversion is to be effected in part, it shall be effected in increments of 25% of the number of shares then held by each holder as may be adjusted pursuant to this Certificate of Designation), into shares of Class A Common Stock at the "Conversion Rate." The Conversion Rate shall mean the number of shares of Common Stock issuable upon conversion of one (1) share of Series A Preferred Stock. The Conversion Rate shall be determined by dividing
(x) the "Stated Value" by (y) the "Conversion Price" (as such terms are hereinafter defined).

                  (1) For purposes of this Certificate of Designation, the term "Stated Value" shall initially mean $1.7041, as adjusted for events described in
Section 5(e) and for any subdivisions (by stock split, stock dividend or otherwise) or any combinations of the Series A Preferred Stock having occurred prior to the Conversion Date of the shares of Series A Preferred Stock in question. (1)

                  (2) For purposes of this Certificate of Designation, the term "Conversion Price" shall initially mean $1.7041, as adjusted pursuant to Section 5 hereof.

            (2) Conversion of the Series A Preferred Stock shall be effected by surrender of the certificates representing the shares of Series A Preferred Stock being converted to the transfer agent for the Series A Preferred Stock, or if none shall have been appointed, to the Corporation, together with the form of notice of election to convert as may be provided from time to time by the Corporation.

            (3) Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day ("Conversion Date") of the surrender for conversion of the certificate therefor, together with the form of notice of election provided by the Corporation duly signed by the holder thereof, and the person or persons entitled to receive shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock as of such time. As promptly as practicable on or after the Conversion Date, the Corporation or its transfer agent shall issue and shall deliver a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion, together with a cash payment (determined in accordance with Section 5(i) hereof) in lieu of any fraction of any share of Class A Common Stock, to the person or persons entitled to receive the same. Notwithstanding the foregoing provisions of this Section 4(c), if at the Conversion Date, there shall be declared but unpaid dividends on the Common Stock of the Corporation, other than any dividend payable with respect to a record date subsequent to the Conversion Date of such conversion and other than any dividend as to which there shall have been paid dividends at an equivalent rate on the Series A Preferred Stock, the Corporation shall, at the time of such conversion, pay to the converting holder of Series A Preferred Stock the amount of such unpaid dividends.

            (4) Each share of Series A Preferred Stock shall be automatically converted into shares of Class A Common Stock, at the then applicable Conversion Rate, upon the consummation of an Initial Public Offering (as defined in the Appendix annexed hereto).

            (5) The Class A Common Stock issuable upon conversion of the Series A Preferred Stock shall, when so issued, be duly and validly authorized and issued, fully paid and nonassessable.

      5. Adjustments.

            (1) Except as provided in this Section 5(a) or in Sections 5(b) and 5(c) hereof, if and whenever the Corporation issues or sells, or in accordance with the provisions of this Section 5 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Stated Value in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (1) the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the Fully Diluted Capitalization (as hereinafter defined) immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Corporation upon such issue or sale, by (2) the Fully Diluted Capitalization immediately after such issue or sale. As used herein, the term "Fully Diluted Capitalization" shall mean the number of shares of issued and outstanding Common Stock assuming full conversion, exchange and exercise of all then outstanding Options and Convertible Securities (each as defined below).

            (2) For purposes of determining the adjusted Conversion Price under
Section 5(a) above, the following shall be applicable:

                  (1) If the Corporation in any manner grants or sells any options for the purchase of Common Stock or any stock or security convertible into or exchangeable for Common Stock (such options or other securities being called "Options", and such convertible or exchangeable securities being called "Convertible Securities"), and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Stated Value in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this Section 5(b)(i), the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options (it being understood that any consideration to be received at a date later than the date of such grant or sale shall be valued at the fair market value of such consideration on the date of such grant or sale, as determined by the Board of Directors of the Corporation in its good faith discretion), plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (2) If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Stated Value in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this
Section 5(b)(ii), the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities (it being understood that any consideration to be received at a date later than the date of such issue or sale shall be valued at the fair market value of such consideration on the date of such issue or sale, as determined by the Board of Directors of the Corporation in its good faith discretion), plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
Section 5(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (3) If the purchase price provided for in any Options referred to in Section 5(b)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 5(b)(i) or 5(b)(ii) hereof, or the rate at which any Convertible Securities referred to in Sections 5(b)(i) or 5(b)(ii) hereof are convertible into or exchangeable for Common Stock, changes at any time (whether increases or decreases), the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (4) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (5) If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price (as hereinafter defined) thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Board of Directors of the Corporation using its good faith discretion.

                  (6) In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for an aggregate consideration of $1.00.

                  (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (8) If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (9) As used in this Certificate of Designation, the term "Market Price" shall mean, at the date of determination for any security (including, without limitation, Common Stock), the average of the closing prices for such security's sales on all securities exchanges on which such security may at the time be listed or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined by the Board of Directors of the Corporation, in its good faith discretion. Notwithstanding the foregoing, in the event the Series A Preferred Stock is converted in connection with the first public offering of Common Stock after the date of the adoption of this Certificate of Designation, the Market Price per share of Common Stock shall be equal to the per share offering price to the public of the Common Stock issued in such public offering.

            (3) Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in connection with the issuance of any of the following securities or the issuance of any Common Stock upon exercise or conversion of any of the following securities: (i) any option issued by the Corporation on or prior to December 31, 1998, (ii) any warrant issued by the Corporation on or prior to December 31, 1998, (iii) any shares of Series A Preferred Stock issued and outstanding as of December 31, 1998, (iv) any shares of Series B Preferred Stock issued and outstanding as of December 31, 1998, (v) any shares of Series C Preferred Stock issued pursuant to the Merger Agreements (as such term is defined in the Appendix annexed hereto), (vi) any shares of Series D Preferred Stock or Series E Preferred Stock issued pursuant to the Series D Stock Purchase Agreement or the Series D and E Stock Purchase Agreement (as such terms are defined in the Appendix annexed hereto), or (vii) the Options to be granted under any Option Plan (as defined in the Appendix annexed hereto). Notwithstanding the foregoing, the Corporation shall make all necessary adjustments (including successive adjustments if required) to the Conversion Price in accordance with this Section 5 to the extent that any anti-dilution adjustments which may be made under the terms of any outstanding securities of the Corporation would, in the absence of this
Section 5(c), require such adjustments to be made in the Conversion Price.

            (4) In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            (5) If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of Series A Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of the Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon conversion of the Series A Preferred Stock had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of the Series A Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Stated Value and Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of the Series A Preferred Stock.

            (6) No adjustment of the Conversion Rate pursuant to this Section 5 shall be required unless such adjustment results in an increase or decrease of the Conversion Rate of at least one percent (1%); provided, however, that any adjustments which by reason of this Section (5)(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be rounded to the one-hundredth (1/100) of a share and to the next higher or lower one cent ($.01), as the case may be.

            (7) The Corporation may retain a firm of independent certified public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Section 5 of this Certificate of Designation, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

            (8) In case at any time:

                  (1) the Corporation shall declare any dividend payable in stock upon Common Stock or make any distribution (other than cash dividends which are not in a greater amount per share than the most recent cash dividend) to the holders of the Common Stock;

                  (2) the Corporation shall propose to make an offer for subscription pro rata to the holders of its Common Stock of any additional shares of stock of any class or other rights;

                  (3) there shall be proposed any other transaction of a type referred to in this Section 5; or

                  (4) there shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of such cases, the Corporation shall give written notice to the holders of the Series A Preferred Stock of the date on which (x) the books of the Corporation shall close or a record shall be taken for such dividend, distribution, subscription rights, or other transaction, and (y) such reorganization, reclassification, consolidation, merger, sale, dissolution, other transaction, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for, or receive in respect of their Common Stock, securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, other transaction, liquidation, or winding up, as the case may be. Such written notice shall be given not less than ten (10) days prior to the taking of the action in question.

            (9) No fractional shares or script representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. If, upon conversion of any shares of Series A Preferred Stock as an entirety, the holder would, except for the provisions of this Section 5(i), be entitled to receive a fractional share of Common Stock, then an amount equal to such fractional share, multiplied by the Market Price per share of the Corporation's Common Stock on the last business day prior to the Conversion Date, shall be paid by the Corporation in cash to such holder.

            (10) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock for the purpose of effecting the conversion of the shares of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding.

      6. Liquidation Rights.

            (1) In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation before any payment or distribution upon dissolution, liquidation or winding up shall be made on any series or class of capital stock ranking junior to Series A Preferred Stock as to such payment or distribution, and after all such payments or distributions have been made on any series or class of capital stock ranking senior to the Series A Preferred Stock as to such payment or distribution, an amount per share equal to the greater of (i) the "Adjusted Purchase Price" (as hereinafter defined), plus all declared but unpaid cash dividends, if any (the "Liquidation Amount"), (ii) the Adjusted Value, or (iii) that which the holders would have received if they had converted the Series A Preferred Stock immediately prior to such transaction (without giving effect to the liquidation preference of or any dividends on any other capital stock ranking prior to the Common Stock). The "Adjusted Purchase Price" shall be $1.7041, as same may be proportionately adjusted for any subdivisions (by stock split, stock dividend or otherwise) or any combinations of the Series A Preferred Stock having occurred up to the effective date of the event of liquidation, dissolution or winding up of the Corporation. The "Adjusted Value" shall be an amount per share equal to the Adjusted Purchase Price plus a cumulative accretion computed on the Adjusted Purchase Price at the rate of 8% per annum (compounded annually) from the date of issuance of the shares of Series A Preferred Stock up to the effective date of the event of liquidation, dissolution or winding-up of the Corporation, reduced by an amount equal to the aggregate of all declared and paid cash dividends, if any.

            (2) A merger or consolidation of the Corporation (in the event that the Corporation is not the surviving corporation), or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall be deemed to be a voluntary dissolution, liquidation or winding up of the Corporation for purposes of this Section 6. In the event that the Corporation undertakes any of the transactions referred to in this Section 6(b), the holders of Series A Preferred Stock shall be entitled to receive the greater of (x) the Liquidation Amount, (y) the Adjusted Value, or (z) that which the holders would have received if they had converted the Series A Preferred Stock immediately prior to such transaction (without giving effect to the liquidation preference of or any dividends on any other capital stock ranking prior to the Common Stock).

            (3) After the payment in cash to the holders of Series A Preferred Stock of the full preferential amounts in the amounts which have been fixed hereby for the shares of Series A Preferred Stock, such holders as such shall have no right or claim to any of the remaining assets of the Corporation.

            (4) In respect of liquidation, dissolution or winding up of the Corporation, (i) the shares of Series D Preferred Stock and the shares of Series E Preferred Stock rank prior to the shares of Series A Preferred Stock, the shares of Series B Preferred Stock and the shares of Series C Preferred Stock, and (ii) the shares of Series A Preferred Stock, the shares of Series B Preferred Stock and the shares of Series C Preferred Stock rank on a parity with each other. Accordingly, if the assets of the Corporation available for distribution on liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which the holders of Series A Preferred Stock are entitled pursuant to Section 6(a) of this Certificate of Designation and all amounts to which the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are entitled upon liquidation, dissolution or winding up pursuant to the certificates of designation of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, respectively, then after payment of the full distributable amounts which the holders of Series D

Preferred Stock and Series E Preferred Stock would be entitled to receive if the assets of the Corporation were sufficient to pay the full distributable amounts of Series D Preferred Stock and Series E Preferred Stock, proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, ratably, in proportion to the full distributable amounts which the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock would be entitled to receive if the assets of the Corporation were sufficient to pay such full distributable amounts.

      7. Rank of Series. For purposes of the Certificate of Designation, any stock of any series or class of the Corporation shall be deemed to rank:

            (1) prior to the shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock;

            (2) on a parity with shares of Series A Preferred Stock, as to dividends or upon liquidation, dissolution or winding up, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Series A Preferred Stock;

            (3) junior to shares of Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, as the case may be, if such class shall be Common Stock or if the holders of shares of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

      8. Additional Rights. The holders of the Series A Preferred Stock shall also have such other rights, and subject to the terms, conditions and limitations, set forth in the Appendix annexed hereto to the extent that, under the provisions of such Appendix, such rights are exercisable by (without giving effect to any specified minimum percentages of ownership of shares of Series A Preferred Stock that must consent or act in order to exercise such rights), and are for the benefit of, all holders of Series A Preferred Stock.

      9. Transfer Agent and Registrar. The Corporation may appoint a transfer agent and registrar for the issuance and transfer of the Series A Preferred Stock and for the payment of dividends to the holders of the Series A Preferred Stock.

      10. Construction. This Fifth Amended and Restated Certificate of Designation for the Corporation's Series A Convertible Preferred stock amends, supersedes and restates in its entirety the Fourth Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock dated December 29, 1998.

                    APPENDIX TO CERTIFICATE OF DESIGNATION OF
                     SERIES A CONVERTIBLE PREFERRED STOCK OF
                               VANTAS INCORPORATED

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Defined Terms. The following terms are defined as follows:

            (a) "Adjusted Fully Diluted Capitalization" shall mean the number of issued and outstanding shares of Common Stock, assuming that (i) any Options or Warrants outstanding as of the Merger Date, and any Options outstanding under the Company's 1996 Stock Option Plan, whether or not outstanding as of the date of this Agreement, have been exercised in full, (ii) any outstanding options or warrants to purchase Common Stock or to purchase any security convertible into or exchangeable for Common Stock, other than those described in clause (i) hereof, that are Exercisable and that have an exercise price that is lower than the then fair market value of the Common Stock have been exercised in full, and
(iii) any outstanding securities that are then convertible into or exchangeable for Common Stock have been converted or exchanged in full.

            (b) "Affiliate" shall mean, with respect to any Person, (i) any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person, (ii) any executive officer (as such term is defined by Rule 501 promulgated under the Securities Act) or director (or individual with a similar capacity) of such Person, and (iii) when used with respect to an individual, shall include the Family Group Members of such individual.

            (c) "Annual Budget" shall mean the budget for the Company and its Subsidiaries in respect of each fiscal year of the Company which shall include, without limitation, a cash flow projection, an operating budget, a capital expenditures budget and an acquisition budget.

            (d) "Beale Employment Agreement" shall mean that certain Employment Agreement, dated as of November 15, 1996, between the Company and David W. Beale.

            (e) "Beneficially Own" shall have the meaning given such term under Rule 13d-3 promulgated under the Exchange Act. The term "Beneficial Ownership" shall have the correlative meaning. The foregoing terms shall exclude any record or Beneficial Ownership in any securities issued by RSI or any interest in JAH Realties L.P.

            (f) "Blackout Period" shall mean the period commencing on the consummation of a Qualified Public Offering and ending on the earliest to occur of (i) the second anniversary of the consummation of the Qualified Public Offering, (ii) the consummation of a secondary offering of the Common Stock in which (X) the gross proceeds of such offering equal or exceed 30% of the gross proceeds of the Qualified Public Offering, and (Y) the offering price per share of Common Stock is at least 10% higher than the offering price per share of Common Stock in the Qualified Public Offering (as adjusted to reflect stock dividends, stock splits, stock combinations or any other similar transaction occurring after the Qualified Public Offering), and (iii) the presentation by any Securityholder that is subject to restrictions on resale during the Blackout Period of evidence reasonably satisfactory to a majority of the other Securityholders that are also subject to such restrictions that the Company is capable of consummating an offering of the type described in clause (ii) hereof. The parties agree that the opinion of a bulge bracket underwriter to the foregoing effect based on the then current market price of the Common Stock, earnings multiples and any other relevant factors shall automatically be satisfactory evidence.

            (g) "Board" shall mean the Board of Directors of the Company.

            (h) "Business Day" shall mean a day (other than a Saturday or Sunday) on which both federally and New York State chartered banks are generally open for business in New York City.

            (i) "Certificates of Designation" shall collectively mean the Series A Certificate of Designation, the Series B Certificate of Designation, the Series C Certificate of Designation, the Series D Certificate of Designation and the Series E Certificate of Designation.

            (j) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            (k) "Common Stock" shall mean the Company's common stock, par value $.01 per share, whether designated as Class A Common Stock or Class B Common Stock.

            (l) "Common Stock Equivalent" shall mean, with respect to any Securityholder, the number of shares of Common Stock owned by such Securityholder, plus the number of shares of Conversion Stock, the number of Warrant Shares, and the number of Option Shares which such Securityholder has the right to acquire (or would upon the full vesting of all Options have the right to acquire) by conversion or exercise as of the date of determination thereof.

            (m) "Control" shall mean the power to direct the management and policies of any Person whether through voting control, by contract or otherwise, and the terms "Controls" and "Controlled" shall have the correlative meanings.

            (n) "Conversion Stock" shall mean Common Stock issuable upon the conversion of the Preferred Stock.

            (o) "Core Business" shall mean the business of the outsourcing of office operations both on an on-site and off-site basis, and the outsourcing of business support services to customers or clients of the Company which purchase any of the Company's products or services.

            (p) "Director" shall mean any member of the Board.

            (q) "Encumbrances" shall mean any and all liens, pledges, claims, charges, security interests, options or other legal or equitable encumbrances and restrictions.

            (r) "Exchange Act" shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            (s) "Exercisable" shall mean, with respect to any options or warrants to purchase Common Stock or any security convertible into or exchangeable for Common Stock, that at the time of determination, such options or warrants may be exercised for Common Stock or any security convertible into or exchangeable for Common Stock.

            (t) "Family Group Members" shall mean (i) the parents, grandparents, brothers, sisters, descendants (whether natural or adopted) and spouse of the specified individual; (ii) any spouse or descendant of any specified individual specified in clause (i) above; (iii) any trust created solely for the benefit of any individual described in clauses (i) through (ii) above; (iv) any executor or administrator for any of the individuals described in clauses (i) through (ii) above; (v) any partnership solely of individuals described in clauses (i) through (iv) above; and (vi) any tax exempt corporate foundation created by any of the Persons described in clauses (i) through (v) above exclusively engaged in charitable purposes.

            (u) "Fully Diluted Capitalization" shall mean the number of issued and outstanding shares of Common Stock assuming full issuance of all Conversion Stock, Warrant Shares, Option Shares and other shares of Common Stock issuable upon exercise of any other options to purchase Common Stock or any security convertible or exchangeable for Common Stock and conversion of any such convertible or exchangeable securities.

            (v) "GAAP" shall mean generally accepted accounting principles.

            (w) "Incapacity" with respect to an individual, shall mean that a committee or conservator shall have been appointed for such individual or his property.

            (x) "Initial Public Offering" shall mean the consummation of either
(i) a public offering that has received Super-Majority Approval, or (ii) a Qualified Public Offering.

            (y) "Intercompany Agreement" means that certain Intercompany Agreement, dated as of January 8, 1999, by and between the Company and the RSI Holder.

            (z) "JAH Beneficial Holders" shall mean (i) Jon L. Halpern and any Person Controlled by him, (ii) any Family Group Member of Jon L. Halpern so long as Jon L. Halpern has the power to control, by contract or otherwise, the vote of the Shares of Series C Preferred Stock or Series D Preferred Stock or Common Stock Equivalents Beneficially Owned by such Family Group Member, and (iii) in the event of the death or Incapacity of Jon L. Halpern, any of his Family Group Members or any conservator or committee who, as a result of his death, obtain Beneficial Ownership of the Shares of Series C Preferred Stock, Series D Preferred Stock or Common Stock Equivalents, which were Beneficially Owned by Jon L. Halpern prior to his death or Incapacity so long as Control with respect to such Beneficial Ownership thereof resides in a single individual.

            (aa) "Majority of the Shares of Series A, B and E Preferred Stock" shall mean at least 662/3% of the Shares of the Series A, B and E Preferred Stock (taken as a single class) issued and outstanding at the time any such vote is taken.

            (bb) "Majority of the Shares of Series C and D Preferred Stock" shall mean at least 50.1% of the Shares of the Series C and D Preferred Stock (taken as a single class) issued and outstanding at the time any such vote is taken.

            (cc) "OnSite" shall mean OnSite Ventures, L.L.C.

            (dd) "OnSite Agreement" means the agreement to be entered into between the Company and OnSite with respect to the provision of Internet and telecommunications services to the Company by OnSite.

            (ee) "Option Plan" shall mean the Company's 1996 Stock Option Plan, the Company's 1999 Stock Option Plan, or any other stock option or phantom interest plan that has received Super-Majority Approval.

            (ff) "Options" shall mean (i) the options to purchase Common Stock, each originally dated as of June 30, 1996, issued to David W. Beale, Kelly G. Besecker, Laura J. Kozelouzek and Alan M. Langer, (ii) the options to purchase Common Stock, each originally dated as of November 1, 1996, issued to David W. Beale, Louis Perlman, William E. Phillips and Arnold L. Cohen, (iii) the option to purchase Common Stock, originally dated as of August 4, 1998, issued to David
W. Beale (as all of such options described in clauses (i), (ii) and (iii) have been amended and restated as of January 8, 1999), and (iv) any options to purchase Common Stock granted under an Option Plan.

            (gg) "Option Shares" shall mean the shares of Common Stock of the Company issuable (or which may become issuable upon vesting) upon the exercise of Options.

            (hh) "Person" means any individual, proprietorship, partnership, corporation, limited liability company, trust, estate, or other form of entity including, if applicable, any governmental authority or agency.

            (ii) "Preferred Stock" shall mean the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

            (jj) "Prime Rate" shall mean the prime rate publicly announced by The Chase Manhattan Bank, N.A. from time to time.

            (kk) "Pro Rata Share" with respect to any Securityholder shall mean the percentage equal to the fraction obtained by dividing the number of Common Stock Equivalents such Securityholder owns by the aggregate number of all Common Stock Equivalents owned by all Securityholders.

            (ll) "Prohibited Business" shall mean the executive office suite business in which the Company is engaged at the time of determination, taken as a whole and including (i) on-site and off-site operations and (ii) any product or service which is part of the executive office suite business and is being actively pursued for development by management of the Company and which has been presented to the Executive Committee of the Company and not been rejected thereby (provided that if such product or service has been rejected and thereafter been taken to the Board and not been rejected, such product or service shall be considered part of the Prohibited Business). The time of determination shall be the time of the development of a business or the making of any investment in question under Section 9.1 by any of the Persons subject to the restrictions in Section 9.1.

            (mm) "Qualified Public Offering" shall mean the consummation of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which (i) the aggregate gross proceeds of such offering equal or exceed $75 million, (ii) the valuation of the Company (as reflected by the quotient obtained by dividing (A) the product of (1) the Adjusted Fully Diluted Capitalization (giving effect to the Qualified Public Offering) and (2) the aggregate gross proceeds of such offering by (B) the number of shares of Common Stock sold in such offering) equals or exceeds a multiple of 20 times the Company's projected net income for the 12 month period following the date of the most recent financial statements included in the registration statement for such offering (which projected net income shall be based on reasonable assumptions that have been disclosed to the Board and shall be determined in a manner consistent with the last regularly prepared quarterly financial statements of the Company, except for any change in accounting practices made subsequent thereto with which the Company's independent accountants concur and in accordance with applicable financial standards (e.g. AICPA Professional Standards Section 200 for a Financial Forecast)), and (iii) the lead managing underwriter is either a "bulge bracket" firm or BT Alex. Brown Incorporated, NationsBank Montgomery Securities LLC or William Blair & Company, L.L.C. The assumptions used in determining projected net income may include: (i) consistency in financial reporting policies and procedures (except as otherwise required or suggested by GAAP), (ii) the earnings growth of the Company during the relevant (e.g., prior 2- year) period, (iii) projected events and transactions during the projected one year period per the Annual Budget (as adjusted per variance analysis for the prior four quarters) and the expected use of funds from the public offering, (iv) financial effect (pro forma) of any acquisitions that are likely to be consummated and (v) such other factors as any investment banking firm described above might consider in valuing the Company.

            (nn) "Qualifying Series C and D Beneficial Holders" shall mean the RSI Beneficial Holders, the JAH Beneficial Holders, the Rabinowitz Beneficial Holders, the Rieger Beneficial Holders and the Widder Beneficial Holders.

            (oo) "Rabinowitz Beneficial Holders" shall mean (i) Martin Rabinowitz and any Person Controlled by him, (ii) any Family Group Member of Martin Rabinowitz so long as Martin Rabinowitz has the power to control, by contract or otherwise, the vote of the Shares of Series C and D Preferred Stock or Common Stock Equivalents Beneficially Owned by such Family Group Member, and
(iii) in the event of the death or Incapacity of Martin Rabinowitz, any of his Family Group Members or any conservator or committee who, as a result of his death or Incapacity, obtain Beneficial Ownership of the shares of Series C and D Preferred Stock or the Common Stock Equivalents, which were Beneficially Owned by Martin Rabinowitz prior to his death. Notwithstanding the foregoing provisions of this definition, no Person shall be deemed a Rabinowitz Beneficial Holder with respect to any shares of Series C and D Preferred Stock or Common Stock Equivalents which were not acquired by a Rabinowitz Beneficial Holder either (i) pursuant to the Merger Agreements, or (ii) by exercise of a right to purchase under Article 4 or under Section 7.1 hereof.

            (pp) "Registered Securities" shall mean securities that (i) have been registered under the Securities Act and (ii) are of a class (A) listed on a national securities exchange or designated for quotation on NASDAQ, and (B) having an aggregate market value (which shall include securities issued to the holders of the Company's securities) of at least $50,000,000.

            (qq) "Rieger Beneficial Holders" shall mean (i) Robert Rieger and any Person Controlled by him, (ii) any Family Group Member of Robert Rieger so long as Robert Rieger has the power to control, by contract or otherwise, the vote of the Shares of Series C and D Preferred Stock or Common Stock Equivalents, and (iii) in the event of the death or Incapacity of Robert Rieger, any of his Family Group Members or any conservator or committee who, as a result of his death or Incapacity, obtain Beneficial Ownership of the shares of Series C and D Preferred Stock or the Common Stock Equivalents, which were Beneficially Owned by Robert Rieger prior to his death. Notwithstanding the foregoing provisions of this definition, no Person shall be deemed a Rieger Beneficial Holder with respect to any shares of Series C and D Preferred Stock or Common Stock Equivalents which were not acquired by a Rieger Beneficial Holder either
(i) pursuant to the Merger Agreements, or (ii) by exercise of a right to purchase under Article 4 or under Section 7.1 hereof.

            (rr) "RSI" shall mean Reckson Service Industries, Inc.

            (ss) "RSI Beneficial Holders" shall mean RSI and any Affiliates of RSI Controlled by RSI, in each case for so long as an acquisition of Control of RSI of the type described in Section 4.6 has not occurred.

            (tt) "Sale of the Company" shall mean (i) consummation of a merger or consolidation (or similar transaction) of the Company with or into another Person that is not a direct or indirect parent or subsidiary of the Company pursuant to which all or substantially all of the then outstanding shares of capital stock of the Company are converted or exchanged into the right to receive cash or securities of another Person, (ii) the consummation of the sale or other disposition of all or substantially all of the outstanding Shares, Options and Warrants that are the subject of this Agreement to a Person that is not a direct or indirect parent or Subsidiary of the Company or (iii) the consummation of the sale or other disposition of all or substantially all of the Company's assets to a Person that is not a direct or indirect parent or Subsidiary of the Company; provided, however, that notwithstanding anything to the contrary contained herein, a Sale of the Company shall only be deemed to have occurred if at least 80% of the consideration to be received by the Securityholders in connection with such transaction is payable in (i) cash, (ii) Registered Securities or (iii) any combination of cash and Registered Securities.

            (uu) "Securities Act" shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            (vv) "Series A, B and E Holders" shall collectively mean Series A Holders, Series B Holders and Series E Holders.

            (ww) "Series A, B and E Preferred Directors" shall mean the directors nominated by the Series A, B and E Holders pursuant to Section 2.1(a) and (b).

            (xx) "Series A, B and E Preferred Stock" shall collectively mean the Series A Preferred Stock, Series B Preferred Stock and Series E Preferred Stock.

            (yy) "Series A Certificate of Designation" shall mean the Fifth Amended and Restated Certificate of Designation of Series A Preferred Stock, dated as of July 20, 1999 to the Company's Articles of Incorporation.

            (zz) "Series A Holders" shall mean the holders of the Series A Preferred Stock issued and outstanding at any time.

            (aaa) "Series A Preferred Stock" shall mean the Company's Series A convertible preferred stock, par value $.01 per share, having such rights, preferences and privileges as may be in effect from time to time.

            (bbb) "Series B Certificate of Designation" shall mean the Second Amended and Restated Certificate of Designation of Series B Preferred Stock, dated as of July 20, 1999 to the Company's Articles of Incorporation.

            (ccc) "Series B Holders" shall mean the holders of the Series B Preferred Stock issued and outstanding at any time.

            (ddd) "Series B Preferred Stock" shall mean the Company's Series B convertible preferred stock, par value $.01 per share, having such rights, preferences and privileges as may be in effect from time to time.

            (eee) "Series C and D Adjusted Fully Diluted Capitalization" shall mean the Adjusted Fully Diluted Capitalization,

                  (i) decreased by the number of Common Stock Equivalents (A) issued upon the exercise of options to purchase Shares granted to directors or employees of, or consultants to, the Company pursuant to the Company's 1999 Stock Option Plan or any other stock option plan of the Company (other than the Company's 1996 Stock Option Plan), (B) issued pursuant to the exercise of any rights, warrants, options (other than as described in clause (A) hereof) or other agreements to purchase Shares, which rights, warrants, options or other agreements are not outstanding on the date of this Agreement (except if and to the extent that the Series C and D Holders had the right to exercise preemptive rights under Article 7 with respect to the initial sale or grant by the Company of such rights, warrants, options or agreements), (C) issued in an Initial Public Offering as to which the RSI Beneficial Holders or the Series C and D Holders would have had the right to exercise preemptive rights under Section 7.1(b) but for the limitation set forth in Section 7.1(b) relating to the right to acquire up to 30% of the New Securities sold in such Initial Public Offering until other Persons have purchased $75,000,000 of such New Securities, and (D) issued as consideration for, or in connection with, any merger or acquisition of the stock or assets of any acquired entity by the Company, and

                  (ii) increased in the event there is an issuance of New Securities (as defined in Section 7.1(a)) or Additional Securities (as defined in Section 7.1(b)) by the number of Unused Backlog CSE's (as hereinafter defined) as to which the RSI Beneficial Holders or any of the Series C and D Holders have the right to exercise (as determined below) preemptive rights under the second paragraph of Section 7.1(a) or under Section 7.1(b) (the "Testing Sections").

As used herein, "Backlog CSE's" shall mean the aggregate number of Common Stock Equivalents by which the Adjusted Fully Diluted Capitalization has been decreased pursuant to clause (i) above of this Section 1.1(bbb), and "Unused Backlog CSE's" shall mean the number of Backlog CSE's reduced by the number of Backlog CSE's by which the Adjusted Fully Diluted Capitalization has been increased pursuant to clause (ii) above of this Section 1.1(bbb). For the purpose of determining whether the RSI Beneficial Holders or the Series C and D Holders have the right to exercise preemptive rights under the Testing Sections with respect to Unused Backlog CSEs, the RSI Beneficial Holders or the Series C and D Holders, as the case may be, shall be deemed to have such rights if and to the extent that the number of New Securities or Additional Securities which the RSI Beneficial Holders or any of the Series C and D Holders have the right to purchase under the Testing Sections is greater than the number of such New Securities or Additional Securities which the RSI Beneficial Holders or any Series C and D Holders would then have the right to purchase if the RSI Beneficial Holders and the Series C and D Holders (x) had actually exercised preemptive rights to the maximum extent permitted to them under Sections 7.1(a) and 7.1(b) with respect to all issuances of New Securities or Additional Securities, and (y) had the right to exercise, and had actually exercised, preemptive rights under the Testing Sections with respect to all issuances described in clause (i) above of this Section 1.1(bbb). If at any time the Company requests, and the RSI Beneficial Holders or the Series C and D Holders agree to, the waiver of preemptive rights that the RSI Beneficial Holders or such Series C and D Holders may then have with respect to New Securities or Additional Securities, then for purposes of this Agreement, the RSI Beneficial Holders and the Series C and D Holders shall not be deemed to have had the right to exercise preemptive rights with respect to such New Securities or Additional Securities.

            (fff) "Series C and D Holders" shall mean the holders of the Series C and D Preferred Stock.

            (ggg) "Series C and D Preferred Directors" shall mean the directors nominated by the Series C and D Holders pursuant to Section 2.1(a) and (b).

            (hhh) "Series C and D Preferred Stock" shall mean the Series C Preferred Stock and Series D Preferred Stock.

            (iii) Series C Certificate of Designation" shall mean the Amended and Restated Certificate of Designation of the Series C Preferred Stock, dated as of July 20, 1999 to the Company's Articles of Incorporation.

            (jjj) "Series C Holders" shall mean the holders of the Series C Preferred Stock issued and outstanding at any time.

            (kkk) "Series C Preferred Stock" shall mean the Company's Series C convertible preferred stock, par value $.01 per share, having such rights, preferences and privileges as may be in effect from time to time.

            (lll) "Series D Certificate of Designation" shall mean the Certificate of Designation of Series D Preferred Stock, dated as of July 20, 1999, to the Company's Articles of Incorporation.

            (mmm) "Series D Holders" shall mean the holders of the Series D Preferred Stock issued and outstanding at any time.

            (nnn) "Series D Preferred Stock" shall mean the Company's Series D convertible preferred stock, par value $.01 per share, having such rights, preferences and privileges as may be in effect from time to time.

            (ooo) "Series E Certificate of Designation" shall mean the Certificate of Designation of Series E Preferred Stock, dated as of July 20, 1999, to the Company's Articles of Incorporation.

            (ppp) "Series E Holders" shall mean the holders of the Series E Preferred Stock issued and outstanding at any time.

            (qqq) "Series E Preferred Stock" shall mean the Company's Series E convertible preferred stock, par value $.01 per share, having such rights, preferences and privileges as may be in effect from time to time.

            (rrr) "Shares" shall mean any shares of capital stock of the Company, including, without limitation, the Common Stock, Preferred Stock, Warrant Shares and Option Shares, now or hereafter issued.

            (sss) "Subsidiary" shall mean any corporation, partnership or limited liability company of which a majority of the outstanding voting securities or other voting equity interests or voting power are owned, directly or indirectly, by the Company.

            (ttt) "Super-Majority Approval" shall mean approval of a majority of the whole Board (which majority shall include a majority of the Series C and D Preferred Directors and, solely with respect to the actions specified in Sections 3.1(e), 3.1(f), and 3.1(j), at least two Series A, B and E Preferred Directors).

            (uuu) "Warrants" shall mean (1) the warrants originally dated as of November 15, 1996 issued to the Cahill Holders, (2) the warrants originally dated as of November 15, 1996, December 31, 1996, February 15, 1997 and April 29, 1998 issued to Thomas S. Shattan, Gregory E. Mendel and G. Kevin Fechtmeyer and the warrants originally dated as of December 31, 1996 and April 29, 1998 issued to The Shattan Group, LLC, (3) the warrants originally dated as of December 31, 1996 and February 15, 1997 issued to the Northwood Holders, (4) the warrants originally dated as of December 31, 1996, January 14, 1997 and February 15, 1997 issued to certain of the Other Holders, and (5) the warrants originally dated as of February 15, 1997 issued to the Paribas Holder (as all of such warrants described in clauses (1), (2), (3), (4) and (5) have been amended and restated as of January 8, 1999).

            (vvv) "Warrant Shares" shall mean the shares of Common Stock of the Company issuable upon the exercise of the Warrants.

            (www) "Widder Beneficial Holders" shall mean (i) Arnold Widder and any Person Controlled by him, (ii) any Family Group Member of Arnold Widder so long as Arnold Widder has the power to control, by contract or otherwise, the vote of the shares of Series C and D Preferred Stock or Common Stock Equivalents Beneficially Owned by such Family Group Member, and (iii) in the event of the death or Incapacity of Arnold Widder, any of his Family Group Members or any conservator or committee who, as a result of his death or Incapacity, obtain Beneficial Ownership of the shares of Series C and D Preferred Stock or the Common Stock Equivalents, which were Beneficially Owned by Arnold Widder prior to his death. Notwithstanding the foregoing provisions of this definition, no Person shall be deemed a Widder Beneficial Holder with respect to any shares of Series C and D Preferred Stock or Common Stock Equivalents which were not acquired by a Widder Beneficial Holder either (i) pursuant to the Merger Agreements, or (ii) by exercise of a right to purchase under Article 4 or under
Section 7.1 hereof.

      1.2 Additional Defined Terms. The following terms are defined as follows:

            (a) "Agreement" shall mean this Appendix.

            (b) "Cahill Holders" shall mean Cahill, Warnock Strategic Partners Fund, L.P., Strategic Associates, L.P., and David L. Warnock.

            (c) "Company" shall mean ALLIANCE National Incorporated, a Nevada corporation.

            (d) "Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, dated as of November 6, 1998 (as such agreement may be amended, supplemented, refinanced, modified or replaced), among the Company, certain financial institutions party thereto from time to time, and Paribas, as Agent, or any other successor Agent thereto.

            (e) "First Series A Stock Purchase Agreement" shall mean that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of November 15, 1996, among the Company and certain of its Securityholders identified therein.

            (f) "Merger Agreements" shall mean each of the Merger Agreement, dated as of November 9, 1998, by and among the Company, Alliance Holding, Inc., Interoffice Superholdings Corporation, and Interoffice Superholdings LLC, and the Merger Agreement, dated as of November 9, 1998, by and among the Corporation, ANI Holding, Inc., Reckson Executive Centers, Inc., and REC, LLC.

            (g) "Merger Date" shall mean January 8, 1999.

            (h) "Northwood Holders" shall mean Northwood Ventures LLC, Northwood Capital Partners LLC, Kuhn, Loeb & Co., and Henry T. Wilson.

            (i) "Other Holders" shall mean the Persons designated as such in the Stockholders' Agreement.

            (j) "Paribas Holder" shall mean Paribas, acting through its Cayman Islands branch.

            (k) "PNA Holder" shall mean Paribas North America.

            (l) "Second Series A Stock Purchase Agreement" shall mean that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of December 31, 1996, among the Company and certain of its Securityholders identified therein.

            (m) "Securityholders" shall mean the Cahill Holders, the Northwood Holders, the Paribas Holder, the PNA Holder, the Unit Holders, the Series C Holders, and the Other Holders.

            (n) "Series B Stock Purchase Agreement" shall mean that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of April 29, 1998, among the Company and certain of its Securityholders identified therein.

            (o) "Series C Holders" shall mean ISC L.L.C. and REC L.L.C..

            (p) "Series D and E Stock Purchase Agreement" shall mean that certain Series D and E Convertible Preferred Stock Purchase Agreement, anticipated to be entered into among the Company and certain of its Securityholders identified therein.

            (q) "Series D Stock Purchase Agreement" shall mean that certain Series D Convertible Preferred Stock Purchase Agreement, anticipated to be entered into among the Company and certain of its Securityholders identified therein.

            (r) "Stockholders' Agreement" shall mean the Fifth Amended and Restated Stockholders' Agreement, dated as of July [___], 1999, by and among the Company and the holders of its securities identified therein, as it may be amended or restated from time to time.

            (s) "Unit Holders" shall mean the Persons designated as such in the Stockholders' Agreement.

                                   ARTICLE II
                                BOARD; COMMITTEES

      2.1 Board of Directors.

            (a) The Board shall consist of ten Directors, (i) three Directors initially nominated by David W. Beale (which nominees shall initially be David
W. Beale, Arnold L. Cohen, and Louis Perlman) (collectively, and as may be reduced pursuant to Section 2.1 (b) hereof, the "Company Directors"), (ii) three Directors (collectively, along with any additional Person nominated pursuant to Section 2.1(b) hereof, the "Series A, B and E Preferred Directors") initially nominated as follows: two shall be designated by the Cahill Holders (which nominees shall initially be David L. Warnock and G. Lee Bohs), and one shall be designated by the Northwood Holders (which nominee shall initially be Henry T. Wilson), and (iii) four Directors (collectively, the "Series C and D Preferred Directors") initially nominated by holders of a Majority of the Shares of Series C and D Preferred

Stock (which nominees shall initially be Scott Rechler, Jon Halpern, Daniel DiSano and Stephen Rathkopf). The Chairman of the Board shall be a Series C and D Preferred Director nominated by the holders of a Majority of the Shares of Series C and D Preferred Stock and reasonably acceptable to the Company Directors and the Series A, B and E Preferred Directors. The Chairman of the Board shall not serve as an employee or officer of the Company but shall be vested with the rights and privileges typically accorded the Chairman of the Board of Directors under applicable corporate law, including, without limitation, the right to call special meetings of the Board or stockholders in accordance with the Company's By-laws. Notwithstanding the foregoing, the Chairman of the Board and the Chief Executive Officer of the Company shall jointly prepare the agenda for and chair each meeting of the Board. The initial Chairman of the Board shall be Scott Rechler.

            (b) On July [__], 2001, the Directors shall be reelected, such that there shall be (A) two Company Directors who shall be nominated by David W. Beale, (B) five Series C and D Preferred Directors who shall be nominated by the holders of a Majority of the Shares of Series C and D Preferred Stock, and (C) three Series A, B and E Preferred Directors who shall be nominated by the Cahill Holders and the Northwood Holders as set forth in Section 2.1(a). In order to implement such reelection, one of the Company Directors shall resign as a Director as of that date, and, if such resignation has not occurred by such date, the Board shall vote to remove one Company Director (other than David W. Beale) pursuant to a designation to be made by a majority of the Series C and D Preferred Directors, following which the Board shall be re-elected in accordance with the first sentence of this Section 2.1(b). Upon any retirement, resignation, disability or death of any Company Director (other than David W. Beale) following the date that the Directors are reelected pursuant to this
Section 2.1(b), the Cahill Holders shall have the right to appoint his successor (who shall be reasonably satisfactory to the Northwood Holders). Thereafter, there shall be (x) four Series A, B and E Preferred Directors, three of whom shall be nominated by the Cahill Holders (one of whom shall be reasonably satisfactory to the Northwood Holder) and one of whom shall be nominated by the Northwood Holders, (y) one Company Director, who shall be nominated by David W. Beale, and (z) five Series C and D Preferred Directors who shall be nominated by the holders of a Majority of the Shares of the Series C and D Preferred Stock.

            (c) Notwithstanding anything to the contrary contained herein, (i) David W. Beale shall have the rights set forth herein to nominate all of the Company Directors (as the number of Company Directors shall be reduced pursuant to Section 2.1(b)) only so long as he maintains Beneficial Ownership of at least 50% of the Common Stock Equivalents held by him as of the date of this Agreement and the Beale Employment Agreement has not been terminated by the Company for Cause (as defined therein); provided, however, that so long as David W. Beale is the Chief Executive Officer of the Company he shall serve as a Director, (ii) the Cahill Holders and the Northwood Holders each shall have the rights set forth herein to nominate the Series A, B and E Preferred Directors, and such Series A, B and E Preferred Directors shall have the right to nominate members of the Committees described in Section 2.3 hereof, only so long as the Cahill Holders or the Northwood Holders, as the case may be, maintain Beneficial Ownership in the aggregate of at least 50% of the Common Stock Equivalents (excluding Warrant Shares) initially acquired by it pursuant to the First Series A Stock Purchase Agreement and the Second Series A Stock Purchase Agreement, and
(iii) the holders of a Majority of the Shares of Series C and D Preferred Stock shall have the rights set forth herein to nominate the Series C and D Preferred Directors and to designate the Chairman of the Board, and the Series C and D Preferred Directors shall have the right to nominate members of the Committees described in Section 2.3 hereof, only so long as the Qualifying Series C and D Beneficial Holders maintain Beneficial Ownership of at least 20% of the Series C and D Adjusted Fully Diluted Capitalization. If any of David W. Beale, the Cahill Holders, the Northwood Holders or the Series C and D Holders loses its rights to designate Directors, the Directors which such Securityholder had been entitled to designate shall promptly resign and the vacancies created by such resignations shall be filled by the stockholders of the Company voting at a special or general meeting or by written consent in lieu of any such meeting at any time after the consummation of the transaction in which any such Person lost its rights to designate Directors. If any Directors or Committee members who are required to resign such positions pursuant to the preceding sentences fail to promptly tender their written resignations, the stockholders and the remaining Directors shall promptly take such steps as may be necessary or appropriate under the Company's bylaws and applicable law in order to remove such Directors and/or Committee members. The Directors designated by the stockholders of the Company shall appoint successor committee members to fill any vacancies then existing as a result of the resignations of the Directors referred to in the two preceding sentences (other than any vacancy on the Executive Committee created by the failure of David W. Beale to serve thereon which shall be handled in the manner provided in Section 2.3(a)).

            (d) The Company shall give William E. Phillips, a former Director of the Company, notice of (in the same manner as notice is given to Directors), and permit William E. Phillips to attend as a non-voting observer, all meetings of the Board and shall provide to William E. Phillips the same information concerning the Company, and access thereto, provided to members of the Board. William E. Phillips shall keep all such information confidential and shall not directly or indirectly use such information for any purpose other than evaluating his continued investment in the Company's securities and to provide such advice and counsel as may be requested by the Company. William E. Phillips shall have the rights set forth herein to be a non-voting board observer until December 31, 2000.

            (e) The Company shall give the PNA Holder notice of (in the same manner as notice is given to Directors), and permit one Person designated by the PNA Holder to attend as a non-voting observer, all meetings of the Board and shall provide to such observer the same information concerning the Company, and access thereto, provided to members of the Board. Such observer shall keep all such information confidential and shall not directly or indirectly use such information for any purpose other than evaluating the PNA Holder's continued investment in the Series B Preferred Stock and Series E Preferred Stock. The direct out-of-pocket expenses reasonably incurred by any such designee of the PNA Holder in attending any board meetings shall be reimbursed by the Company. The PNA Holder shall have the rights set forth herein to a non-voting board observer only so long as the PNA Holder maintains ownership in the aggregate of at least 50% of the Common Stock Equivalents initially acquired by it pursuant to the Series B Stock Purchase Agreement and Series D and E Stock Purchase Agreement. Notwithstanding the foregoing, the Company reserves the right to excuse the non-voting board observer from all or any portion of any meeting of the Board if the Board determines in its good faith discretion that there are confidential matters to be discussed relating to the Company's debt financing.

            (f) Election of Nominees. On the date hereof, and at each annual meeting of stockholders of the Company or any special meeting called for the purpose of electing Directors of the Company (or by consent of stockholders in lieu of any such meeting) or at such other time or times as the Securityholders may agree, the Securityholders shall vote all of their respective Shares entitled to vote in favor of the election of all of the Persons so nominated in accordance with Section 2.1(a) and Section 2.1(b) and no other Person.

            (g) Term. Each of the Series A, B and E Preferred Directors, the Series C and D Preferred Directors and the Company Directors shall hold office as a Director of the Company for a term of one year.

      2.2 Removal of Directors. No Securityholder shall vote any Shares, and no Director shall vote, in favor of the removal of a Director designated by David
W. Beale, the Cahill Holders, the Northwood Holders or the Series C and D Holders unless (i) the right of such other Securityholder(s) to so designate such Director shall no longer exist as a result of Section 2.1(c), or (ii) such other Securityholder(s) shall have requested that the Securityholders or Directors vote for the removal of any such Director (provided the Securityholder(s) making such request shall at such time remain entitled to designate a Director pursuant to Section 2.1(c)). In the case of clause (ii) of the immediately preceding sentence, the (x) Securityholders shall vote all of their Shares entitled to vote and (y) Directors shall vote, as the case may be, immediately upon request in favor of the removal of such Director and the election of any replacement Director as may be designated by requesting Securityholder(s).

      2.3 Committees.

            (a) The Executive Committee of the Board shall consist of five
Directors: (i) two Directors nominated by the Series A, B and E Preferred Directors (which nominees shall initially be David W. Beale, who shall be entitled to serve on the Executive Committee for so long as he remains Chief Executive Officer of the Company, and David L. Warnock) and (ii) three Directors nominated by the Series C and D Preferred Directors (which nominees shall initially be Scott Rechler, Jon Halpern and Daniel DiSano). The Chairman of the Executive Committee shall be David W. Beale, who shall hold such title for so long as he serves on the Executive Committee, and, thereafter, the Chairman shall be any successor Chief Executive Officer to David W. Beale. To the extent permitted by law, the Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company; provided, however, that, in no event, shall the Executive Committee have the authority to authorize any action which requires Super-Majority Approval under this Agreement. If at least four of the members of the entire Executive Committee shall not agree on a decision with respect to any matter over which it has authority to act, such matter shall be referred to the Board for its determination. Without limiting the foregoing, it is intended that the Executive Committee shall be responsible for such matters as non-annual (project level) budget approvals, commitment of capital, incurrence of debt and significant contractual relations. The Executive Committee shall maintain minutes of its meetings and report to the Board on all of its proceedings.

            (b) The Audit Committee of the Board shall consist of four
Directors: (i) two Directors nominated by the Series A, B and E Preferred Directors, who shall not be officers or employees of the Company (which nominees shall initially be Messrs. Arnold Cohen and G. Lee Bohs) and (ii) two Directors nominated by the Series C and D Preferred Directors (which nominees shall initially be Messrs. Scott Rechler and Daniel DiSano). Subject to Section 2.1(c), the Series C and D Preferred Directors shall have the right to designate the Chairman of the Audit Committee of the Board. The Audit Committee shall recommend the engagement of independent auditors, review and consider actions of management in matters relating to audit function, review with independent auditors the scope and results of their audit engagement, review the system of internal controls and procedures of the Company and its Subsidiaries, and review the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee shall also approve the engagement letter of the Company's independent accountants, direct the internal control (or internal audit) department, if any, be authorized to direct agreed upon procedures review by independent public accountants or consultants and review and approve all public securities filings and audited financial statements.

            (c) The Compensation Committee of the Board shall consist of four
Directors: (i) two Directors nominated by the Series A, B and E Preferred Directors, who shall not be officers or employees of the Company (which nominees shall initially be Messrs. Louis Perlman and David L. Warnock), and (ii) two Directors nominated by the Series C and D Preferred Directors (which nominees shall initially be Messrs. Scott Rechler and Jon Halpern). The grant or allocation of rights, warrants, options or other agreements to purchase Common Stock or any security convertible into or exchangeable for Common Stock under any Option Plan or as compensation to any employee, consultant, Director or officer of the Company shall require approval of a majority of the members of the Compensation Committee.

            (d) The Board shall establish a Strategic Steering Committee, which shall be a management committee. The Strategic Steering Committee shall consist of David W. Beale, three members appointed by the Series C and D Preferred Directors (which members need not be Directors and which members shall initially include Jon L. Halpern) and three senior managers of the Company appointed by the Chief Executive Officer of the Company. The Strategic Steering Committee shall be responsible for evaluating and recommending new products, technologies and strategies with a view towards ensuring the ultimate success of the Company by continually meeting the changing needs of customers of the Company. There shall be no chairman of the Strategic Steering Committee.

      2.4 Vacancies. Subject to Sections 2.1(b), 2.1(c) and 2.3, if any vacancy occurs in the Board or any Committee thereof because of death, disability, resignation, retirement or removal of a Director or a Committee member in accordance with this Agreement, the Securityholder or

Securityholders that nominated the Person creating such vacancy (or the Directors who nominated the Committee member) shall nominate a successor (provided that such Securityholder shall at such time remain entitled to designate a Director, or the relevant Directors shall at such time remain entitled to nominate a Committee member, as the case may be, pursuant to Sections 2.1(a), 2.1(b), 2.1(c) and 2.3), and all Securityholders shall vote the Shares held by them which are entitled to vote in favor of the election of such successor to the Board and all of the Directors shall elect or appoint the successors to such Committee of the Board. Any vacancy that occurs shall be filled as promptly as possible upon the request of the group having the right to nominate a Person to fill such vacancy.

      2.5 Proxies. Neither the Company nor any Securityholder shall give any proxy or power of attorney to any Person or entity that permits the holder thereof to vote in his discretion on any matter that may be submitted to the Company's Securityholders for their consideration and approval, unless such proxy or power of attorney is made subject to and is exercised in conformity with the provisions of this Agreement.

      2.6 Compensation. Each Director shall be reimbursed by the Company for all direct out-of-pocket expenses incurred in the reasonable discretion of the Director in connection with their services as a Director and a committee member and each Director, other than any Director who is an officer of the Company, shall receive from the Company an annual Director's fee of $5,000. In addition, William E. Phillips shall be reimbursed by the Company for all direct out-of-pocket expenses reasonably incurred by him in attending meetings of the Board and providing advice to the Company, and shall receive from the Company an annual fee of $5,000.

      2.7 Subsidiary Boards. The board of directors of each Subsidiary shall be comprised of a single director who shall be David W. Beale or any successor Chief Executive Officer. No action taken by the board of directors of any Subsidiary shall be contrary to or inconsistent with the policies, recommendations or directions of the Board.

                                   ARTICLE III

                            CERTAIN CORPORATE ACTION

      3.1 Approval of Certain Board Action. None of the following actions shall be taken by the Company or any of its Controlled Affiliates without Super-Majority Approval (provided that if at the time of the proposed action (i) the Qualifying Series C and D Beneficial Holders do not have aggregate Beneficial Ownership of at least 20% of the Series C and D Adjusted Fully Diluted Capitalization, then the approval of a majority of the Series C and D Preferred Directors shall not be required as part of the Super-Majority Approval, and (ii) the Cahill Holders and the Northwood Holders do not have aggregate Beneficial Ownership of 50% of the Common Stock Equivalents (excluding Warrant Shares) initially acquired by them pursuant to the First Series A Stock Purchase Agreement and the Second Series A Stock Purchase Agreement, then the approval of at least two of the Series A, B and E Preferred Directors shall not be required as part of the Super-Majority Approval):

            (a) any sale, exchange, lease or other disposition (whether in a single transaction or a series of related transactions), of any asset, group of assets, division or Subsidiary of the Company, which would have the effect of
(i) disposing of assets which produce gross revenues constituting 4% or more of the Company's consolidated gross revenues (determined in each case as of the date of the last regularly prepared quarterly financial statements of the Company but giving effect to all acquisitions made by the Company and its Subsidiaries on or after the beginning of the measurement period), (ii) disposing of the Company's operations in a "metropolitan statistical area" as such term is defined by the Bureau of the Census (with respect to domestic operations) or a country (with respect to international operations), or (iii) terminating or substantially terminating any material product line (e.g., executive office suites, Internet services, telecommunications service, etc.);

            (b) (i) any material amendment to or replacement or extension of the Credit Agreement as it exists as of the date hereof, or (ii) any request for any waiver by the Required Banks (as such term is defined in the Credit Agreement) of any term or provision of the Credit Agreement, other than a waiver in connection with a Permitted Acquisition (as such term is defined in the Credit Agreement);

            (c) incurring any direct or indirect Indebtedness (as such term is defined in the Credit Agreement as it exists as of the date hereof) for borrowed money, loaning any money, guaranteeing the payment of any money or indebtedness for borrowed money of another Person, guaranteeing the performance of any other obligation of another Person (other than a wholly owned subsidiary), or indemnifying another Person against any losses, damages or costs, provided that the foregoing shall not include (i) any borrowing by the Company under its Credit Agreement for acquisitions which have been approved by the Board or the Executive Committee, working capital, letters of credit in connection with leases of real property by the Company or any Subsidiary, or any other purpose which is within the then current Annual Budget, (ii) any Capital Lease permitted under Section 3.1(d), (iii) any trade debt of the Company or any Subsidiary incurred in the ordinary course of business, or (iv) any indemnity which the Company or any Subsidiary may give to a seller or related entities in connection with an acquisition that has received the requisite Board approval, in respect of the liabilities or obligations which are being assumed by the Company or a Subsidiary in connection with such acquisition;

            (d) making capital expenditures, including Capital Leases, in an aggregate amount as capitalized on a balance sheet under GAAP, in any fiscal year which exceeds by more than $500,000 the amount approved in the Annual Budget for such year;

            (e) entering into any business other than the Core Business;

            (f) entering into any material transaction with any Affiliate of the Company, except any transaction pursuant to the OnSite Agreement, the Intercompany Agreement or any Product Agreement entered into pursuant thereto;

            (g) any change in the name of the Company;

            (h) any voluntary liquidation or dissolution of the Company or filing of a voluntary petition of the Company under Chapter 7 or Chapter 11 of the Bankruptcy Act or a determination to not contest an involuntary petition of bankruptcy or otherwise institute insolvency proceedings or otherwise seek any relief under laws relating to the relief from debts or the protections of debtors generally; seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; make any assignment for the benefit of such entity's creditors; take any action that would cause the Company to become insolvent as defined by the Bankruptcy Act; or take any action which consents to a case in a bankruptcy or other insolvency proceedings against the Company or waives or releases any right or claims of the Company in any such case or proceeding;

            (i) any merger, consolidation or reorganization of the Company with another Person which is not a Subsidiary of the Company, except if such merger, consolidation or reorganization is an acquisition transaction that would not require Super-Majority Approval under Section 3.1(n); provided, however, that such exception shall not apply to mergers, consolidations, or reorganizations
(i) pursuant to which the Company is not the surviving corporation and the shares of the Company's capital stock are converted or exchanged, or (ii) which would materially and adversely affect the relative rights or preferences of the Series C and D Preferred Stock (including, without limitation, through the issuance of a security ranking senior to the Series C and D Preferred Stock as to payment of dividends or liquidation preference);

            (j) (A) any issuance or sale of equity securities (including pursuant to the Series D or E Stock Purchase Agreement) or phantom interests of the Company or of any security, warrant, option or right (contingent or otherwise) to purchase or acquire any equity security of the Company or any phantom interests, or the adoption of any option, phantom interests or similar plan (other than the Company's 1996 Option Plan and the Company's 1999 Option
Plan), except (i) any issuance of securities pursuant to a Qualified Public Offering, (ii) any grant of options pursuant to an Option Plan, (iii) any issuance of securities upon the exercise of any Warrant or Option or upon the conversion of any outstanding convertible security of the Company or (iv) any issuance of securities as consideration in connection with any merger, consolidation or acquisition of stock or assets from any Person (if such merger, consolidation or acquisition would not otherwise require Super-Majority Approval under any other clause of this Section 3.1); or (B) commencement of the process of an Initial Public Offering prior to nine months following the closing of the sale of the Series D Preferred Stock pursuant to the Series D Stock Purchase Agreement (for this purpose, meeting with potential investment bankers to discuss a public offering, or delivering to potential investment bankers material, non-public information about the Company, would be deemed commencing the process of an Initial Public Offering, provided that this is not, however, intended to prevent management of the Company from having a limited number of meetings with investment bankers for the purpose of maintaining relationships and keeping them informed of the Company's general progress, without disclosing material, non-public information about the Company);

            (k) creating, granting, or consenting to any Encumbrances which secure, individually or in the aggregate, an amount in excess of $100,000 and which are not otherwise required or permitted under the terms of the Credit Agreement, provided that if the Credit Agreement is not then in effect, under the terms of the Credit Agreement as such Credit Agreement exists as of the date hereof;

            (l) any change in the accounting principles used by the Company or the adoption of any change to the Company's financial reporting practices, procedures or standards which would as a normal matter require the approval of the Board, except for any such changes which are required by GAAP or the Securities and Exchange Commission;

            (m) retaining any accounting firm other than PricewaterhouseCoopers, LLP or another "Big Five" accounting firm which is "independent" as such term is used in Rule 2-01 of Regulation S-X under the Securities Act and under GAAP;

            (n) any acquisition (in any transaction or series of related transactions) of all or substantially all of the assets of, or of a controlling interest in, any other Person, where such transaction (or related transactions) would have the effect, on a pro forma basis, assuming such transaction or related transactions were consummated, of increasing the consolidated gross revenues of the Company by 10% or more (in the case of international acquisitions) or 20% or more, (in the case of domestic acquisitions) over the existing consolidated gross revenues of the Company, determined for the immediately preceding twelve month period ending as of the date of the most recent quarterly financial statements of the Company. For this purpose consolidated gross revenues shall be calculated giving effect to all other acquisitions made by the Company and its Subsidiaries on or after the beginning of the measurement period;

            (o) entering into any agreement, other than any agreement that may be entered into under the terms of the Intercompany Agreement (including the OnSite Agreement), (i) with a real estate investment trust other than Reckson Associates Realty Corp., except for leases of real property and related agreements for services ancillary to a lease of real property, or (ii) which is a material agreement with any Person (other than RSI, OnSite or their respective Affiliates) which directly competes with RSI as a broad based provider of multiple outsourced business services (i.e. this clause (ii) shall not apply to an agreement with a provider of individual business services which RSI, OnSite or their respective Affiliates may offer; provided, that each such agreement is not otherwise violative of the terms and conditions of the Intercompany Agreement);

            (p) any amendment to the Articles of Incorporation (including the Certificates of Designation) or Bylaws of the Company, or any change in the number of members of the Board, any Committee thereof or the Strategic Steering Committee;

            (q) the hiring or termination of employment of any of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company, or of any other officer of the Company with a compensation package equal to or greater than the compensation package of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer or the approval of any renewal, extension or termination of any employment agreement with any such individual or the waiver by or on behalf of the Company or any of its Controlled Affiliates of any of the Company's rights thereunder;

            (r) the adoption or amendment of the Annual Budget;

            (s) the settlement of any action or proceeding before a federal regulatory agency, or the commencement or settlement of any litigation by or against the Company or any Subsidiary in which the amount at issue involves at least $500,000;

            (t) redemption or other purchase of outstanding Shares, Warrants or Options except pursuant to the provisions of this Agreement, the Certificates of Designation or the terms of the applicable Option Plan; or

            (u) any amendment, modification or waiver of any provision of this Agreement.

            3.2 Approval of Certain Stockholders. The Company agrees it shall not, without the approval of a Majority of the Shares of Series A, B and E Preferred Stock and a Majority of the Shares of the Series C and D Preferred
Stock:

            (a) issue any class or series of equity security (including any issuance pursuant to the Series D and E Stock Purchase Agreement) senior to or on a parity with the Preferred Stock as to payment of dividends or senior to or on a parity with the Preferred Stock as to payments on a dissolution, liquidation or winding up of the Company;

            (b) enter into any agreement or arrangement of any kind that would restrict the Company's ability to perform its obligations under (i) this Agreement, (ii) the First Series A Stock Purchase Agreement, the Second Series A Stock Purchase Agreement, the Series B Stock Purchase Agreement and the Series D and E Stock Purchase Agreement (it being agreed that no vote shall be required from the holders of the Series C and D Preferred Stock with respect to the actions specified in this clause (ii)), (iii) the Merger Agreements or (iv) the Series D and E Stock Purchase Agreement (it being agreed that no vote shall be required from the holders of the Series A, B and E Preferred Stock with respect to the actions specified in this clause (iii));

            (c) amend the Articles of Incorporation (including the Certificates of Designation) or the By-laws of the Company in any manner;

            (d) merge or consolidate with any other entity or sell all or substantially all of its assets or issue any voting securities to a Person or entity not then a holder of Shares which would result in such Person or entity acquiring control of the Company; or

            (e) liquidate or dissolve.

            Notwithstanding anything to the contrary contained above, neither the Paribas Holder, nor any of its affiliated transferees or successors shall be entitled to participate in any vote needing the approval of a Majority of the Shares of Series A, B and E Preferred Stock.

      3.3 Appointment of Appraiser. Notwithstanding anything to the contrary in this Agreement or in the Certificates of Designation, any Initial Appraiser (as defined in this Agreement or the Certificates of Designation) to be selected by the Company shall be selected by a majority of the Directors of the Company who are not Affiliates of the Securityholders whose Shares are the subject of the appraisal and such appraiser shall be reasonably acceptable to the majority of the Series C and D Preferred Directors.

      3.4 Appointment of Certain Executive Personnel. In addition to the rights contained in Section 3.1(q), the holders of a Majority of the Shares of Series C and D Preferred Stock shall have the right to appoint on the Merger Date those executive officers of Parent designated on Schedule 3 and, thereafter, the employment of such executive officers shall be governed by the terms of such agreements as the Company may enter into with such persons.

      3.5 Resolution of Certain Tie Votes of the Board. Except for matters for which SuperMajority Approval is required, actions of the Board shall be taken by a simple majority vote of Directors present and voting at a meeting duly called and at which a quorum is present and voting throughout (or by unanimous written consent of the entire Board). If any vote of the entire Board on a matter for which Super-Majority Approval is not required results in a tie vote, at the request of any member of the Board the matter shall be put to a vote of the holders of all outstanding Shares (i.e. excluding Option Shares and Warrant Shares) voting as a single class, and the vote of such holders shall be determinative of the matter in question.

                                   ARTICLE IV

                               TRANSFER OF SHARES

      4.1 Restrictions on Transfer. So long as this Agreement is in effect, no Securityholder shall sell, assign, transfer, give, encumber, pledge, hypothecate or in any other way dispose of any Shares, Warrants or Options (any of which being a "Transfer") except as provided in this Agreement. For purposes of
Section 4.1, Section 4.2, Section 4.3 and Section 4.6 of this Agreement, a Transfer shall be deemed to include any Transfer by any Person who Beneficially Owns any shares of Series C and D Preferred Stock by reason of any Transfer of any interest (or portion thereof) by or through which such Person holds such Beneficial Ownership of such shares (any such interest, a "Series C and D Beneficial Interest"). In addition, each Securityholder agrees that it will not Transfer any of its Shares, Warrants or Options except as permitted under the Securities Act or applicable state securities laws or any rule or regulation promulgated thereunder. No Transfer in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no force or effect. Subject to the terms of this Agreement, the Securityholders shall be entitled to exercise all rights of ownership of their Shares and any such Options or Warrants, and the transferability of any such Options or Warrants shall, in addition to the terms hereof, be subject to the terms and conditions contained therein. Except as set forth in Section 4.6 hereof, nothing herein is intended to restrict the Transfer of any securities issued by RSI or any interest in JAH Realties, L.P.

      4.2 Certain Permitted Transfers. The Company and the Securityholders acknowledge and agree that any of the following Transfers shall be deemed to be in compliance with this Agreement (subject in each case to compliance with applicable securities laws):

            (a) subject to Section 4.6 and 9.6 hereof, a Transfer in accordance with the provisions of Section 4.3, 4.5, 4.7 or 4.8 or Article 5 hereof, pursuant to the redemption provisions applicable to the Preferred Stock as in effect from time to time, or through a sale in a registered offering in accordance with Article 6 hereof;

            (b) subject to Section 4.6 and 9.6 hereof, a Transfer (i) upon the death of a Securityholder or of a Beneficial Owner of shares of Series C and D Preferred Stock to his executors, administrators and testamentary trustees and beneficiaries of his estate or (ii) by the PNA Holder to not more than 15 employees of the PNA Holder or any of the PNA Holder's Affiliates (subject in each case to compliance with applicable securities laws);

            (c) subject to Section 4.6 and 9.6 hereof, a Transfer to (x) an Affiliate or (y) to members, partners, limited partners, or stockholders of a Securityholder in the event of a liquidation or other distribution of or by such Securityholder, or (z) made for nominal consideration or as a gift to any of the Securityholder's Family Group Members; and

            (d) subject to Section 4.6 and 9.6 hereof, any Transfer by any of the Series C and D Holders (or any member thereof) to any other Series C and D Holder or by any Beneficial Owner of shares of Series C and D Preferred Stock to any other Beneficial Owner of shares of Series C and D Preferred Stock or to any of their respective members, partners or stockholders or any Family Group Members (any such transferee, together with any transferee pursuant to Section 4.2(b) and (c), being a "Permitted Transferee");

            (e) anything herein to the contrary notwithstanding, in the event that any Securityholder or any of its Affiliates shall deliver to the Company an opinion of counsel to such Securityholder or such Affiliate, as the case may be, to the effect that if such Securityholder or such Affiliate, as the case may be, shall continue to hold some or all of the Warrants or Shares held by it, there is a material risk that such ownership will result in the violation of any statute, regulation or rule of any governmental authority (including, without limitation, Regulation Y promulgated under the Bank Holding Company Act of 1956, as amended (the "BHCA")), such Securityholder or such Affiliate (a "Regulated Holder"), as the case may be, may exchange its Shares or Warrants, as herein provided. The Company shall cooperate with such Securityholder or such Affiliate as the case may be, in exchanging all or any portion of its voting Shares on a share-for-share basis for Shares of a non-voting security or warrants (which shall thereafter be deemed Warrants hereunder) convertible into a nonvoting security of the Company (such non-voting security shall be identical in all respects to such voting Shares, except that they shall be non-voting and shall be convertible or exercisable into voting securities on such conditions as are requested by such Securityholder in light of the regulatory considerations prevailing). Without limiting the forgoing, at the request of such Securityholder or such Affiliate, as the case may be, the Company shall use commercially reasonable efforts to amend this Agreement, the Articles of Incorporation of the Company, the By-laws of the Company, and any related agreements and instruments and shall take such additional actions in order to effectuate the authorization of the issuance of nonvoting securities and the exchange of such Securityholder's voting securities into such nonvoting securities. The provisions of this Section 4.2(e) shall inure solely to the benefit of the Securityholders and their Affiliates which are subject to the provisions of the BHCA or the Small Business Investment Act of 1958, as amended (the "SBIA"); and

            (f) any pledge of a Series C and D Beneficial Interest to secure any bona fide indebtedness, but in each case subject to Section 4.6 and provided that the lender acknowledges in writing that any sale or Transfer of the pledged Series C and D Beneficial Interests shall be subject to the provisions of this Agreement and that it shall not have the right to take title, sell or exercise any rights of ownership of the pledged Series C and D Beneficial Interests without first having complied with the provisions of Article IV hereof (it being agreed and understood among the Company and the Securityholders that any transfer of title or sale of such pledged interests to any Series C and D Holder or any holder of a Series C and D Beneficial Interest shall not be subject to the provisions of Section 4.3).

      4.3 Rights of First Refusal.

            (a) Each Securityholder agrees that, subject to the restrictions on Transfers contained in Sections 4.3(i), 4.4 and 4.6, if any Securityholder (a "Transferring Securityholder") proposes to Transfer any or all of the Shares or Warrants then owned by such Transferring Securityholder pursuant to a bona fide offer from a third party (who (x) is not an Affiliate of such Securityholder and (y) reasonably has the ability to consummate such offer in accordance with its terms), other than as provided in Section 4.2, 4.5, 4.7 or 4.8 or Article 5 hereof or pursuant to the redemption provisions in the Certificates of Designation or through a sale in a registered offering in accordance with
Article 6 hereof (a "Section 4.3 Transfer"), then such Transferring Securityholder shall first give a written notice (the "Transfer Notice") to the Company and each of the other Securityholders (the "Securityholder Offerees") specifying (i) the number of Shares or Warrants such Transferring Securityholder proposes to Transfer (the "Transfer Shares"), (ii) the consideration to be received for the Transfer Shares in the proposed Section 4.3 Transfer pursuant to such bona fide offer, (iii) any other material terms of the proposed Section
4.3 Transfer, including, without limitation, the conditions precedent to such offer, and (iv) whether any purchase of the Transfer Shares by the Company and the Securityholder Offerees pursuant to this Section 4.3 is conditioned upon purchase by the Company and the Securityholder Offerees of all the Transfer Shares (an "All or Nothing Condition"). The Transfer Notice shall constitute an irrevocable offer to the Company and the Securityholder Offerees (the "Transfer Offer") to sell the Transfer Shares to the Company and the Securityholder Offerees, pursuant to the provisions of this Section 4.3, for the consideration and on the other terms stated in the Transfer Notice (or the reasonable equivalent thereof in the case of non-monetary consideration of a type which is personal to the third party offeror). For purposes of this Section 4.3, in the case of a Transfer of a Series C and D Beneficial Interest, the Transfer Shares shall not be the Series C and D Beneficial Interest proposed to be transferred but rather shall be deemed to be the number of shares of respective Series C and D Preferred Stock as to which the transferee of the Series C and D Beneficial Interest would acquire Beneficial Ownership in such proposed transfer.

            (b) The RSI Beneficial Holder shall have the initial right, exercisable, in RSI's sole discretion, by the Series C and D Holders for the benefit of the RSI Beneficial Holders or directly by any of the RSI Beneficial Holders (provided, that, if such right is exercised directly by any of the RSI Beneficial Holders, such Person shall become a party to this Agreement for all purposes hereunder), to accept the Transfer Offer as to all or a portion of the Transfer Shares; provided, however, that in no event shall the foregoing right to accept the Transfer Offer and purchase Transfer Shares pursuant to this
Section 4.3(b) by or on behalf of the RSI Beneficial Holders entitle the Series C and D Holders or the RSI Beneficial Holders, as the case may be, to purchase a number of Shares that, immediately following such purchase, would result in the RSI Beneficial Holders having Beneficial Ownership of Shares, Options and Warrants representing, in the aggregate, more than 30% of the Adjusted Fully Diluted Capitalization. Within 5 Business Days after the receipt of a Transfer Notice, the Company shall notify the Transferring Securityholder and the Securityholder Offerees in writing of the number of Transfer Shares that the Series C and D Holders or the RSI Beneficial Holders, as the case may be, shall have the right to purchase pursuant to this Section 4.3(b). Within 15 Business Days after receipt of such notice from the Company, if the Series C and D Holders or the RSI Beneficial Holders, as the case may be, shall be entitled to purchase any of the Transfer Shares pursuant to this Section 4.3(b), the Series C and D Holders or the RSI Beneficial Holders, as the case may be, shall give a written notice to the Company and the Transferring Securityholder, accepting the Transfer Offer (an "Acceptance Notice"), which shall specify the number of Transfer Shares that they desire to purchase pursuant to this Section 4.3(b). The failure of the Series C and D Holders or the RSI Beneficial Holders, as the case may be, to timely give an Acceptance Notice shall be deemed to be an election by them to not purchase any Transfer Shares pursuant to this Section
4.3. If the Series C and D Holders or the RSI Beneficial Holders, as the case may be, have given timely Acceptance Notices electing to purchase less than all, or are not entitled to purchase pursuant to this Section 4.3(b) all, of the Transfer Shares, the number of Transfer Shares as to which the Series C and D Holders or the RSI Beneficial Holders, as the case may be, shall have not given timely Acceptance Notices pursuant to this Section 4.3(b) (the "Initial Remaining Transfer Shares") shall be deemed offered by the Transferring Securityholder to the Company pursuant to Section 4.3(c). The rights set forth in this Section 4.3(b) shall terminate and shall no longer apply in the event that the Qualifying Series C and D Beneficial Holders do not Beneficially Own at least 20% of the Series C and D Adjusted Fully Diluted Capitalization. The Series C and D Holders shall provide such information as the Company shall reasonably request in order to determine the Beneficial Ownership of the Qualifying Series C and D Beneficial Holders. In the event that any RSI Beneficial Holder transfers Beneficial Ownership in any Shares, Options or Warrants to any Qualifying Series C and D Beneficial Holder, then, notwithstanding such transfer, the Shares, Options or Warrants so transferred shall be deemed to be Beneficially Owned by the RSI Beneficial Holders for purposes of this Section 4.3.

            (c) The Company shall have the right to accept the Transfer Offer as to all or a portion of the Initial Remaining Transfer Shares. Within 15 Business Days after the end of the 15 Business Day period provided to the Series C and D Holders in Section 4.3(b), if the Company elects to purchase any of the Initial Remaining Transfer Shares, the Company shall give an Acceptance Notice to the Transferring Securityholder and each of the Securityholder Offerees, which shall specify the number of Initial Remaining Transfer Shares that it desires to purchase pursuant to this Section 4.3(c), up to the total of such Initial Remaining Transfer Shares. The failure of the Company to timely give an Acceptance Notice shall be deemed to be an election by the Company to not purchase any Transfer Shares. If the Company has given a timely Acceptance Notice electing to purchase less than all of the Initial Remaining Transfer Shares, the number of Initial Remaining Transfer Shares as to which the Company has not given a timely Acceptance Notice pursuant to this Section 4.3(c) (the "Final Remaining Transfer Shares") shall be deemed offered by the Transferring Securityholder to the Securityholder Offerees pursuant to Section 4.3(d).

            (d) The Securityholder Offerees shall have the right to accept the Transfer Offer as to the Final Remaining Transfer Shares. Within 15 Business Days after the end of the 15 Business Day period provided to the Company in
Section 4.3(c), each Securityholder Offeree who wishes to purchase any of the Final Remaining Transfer Shares shall give an Acceptance Notice to the Company and the Transferring Securityholder, which shall specify the number of Final Remaining Transfer Shares (up to such Securityholder Offeree's Pro Rata Share of the Final Remaining Transfer Shares, which for the RSI Beneficial Holders shall be calculated including any Transfer Shares to be acquired by them or by the Series C and D Beneficial Holders for their account pursuant to the exercise of the rights set forth in Section 4.3(b)) which such Securityholder Offeree desires to purchase. The Acceptance Notice may, at the Securityholder Offeree's option, indicate the maximum number of Final Remaining Transfer Shares such Securityholder Offeree would purchase in excess of such Securityholder Offeree's Pro Rata Share of the Final Remaining Transfer Shares (the "Excess Amount"). If one or more Securityholder Offerees does not give a timely Acceptance Notice, or elects in an Acceptance Notice to purchase less than such Securityholder Offeree's Pro Rata Share of the Final Remaining Transfer Shares, then the Final Remaining Transfer Shares shall automatically be deemed to be accepted by Securityholder Offerees who specified an Excess Amount in their respective Acceptance Notice, allocated among such Securityholder Offerees (with rounding to the nearest whole share to avoid fractional shares) in proportion to their respective Pro Rata Shares determined based only on those Securityholder Offerees who have given timely Acceptance Notices which specified an Excess Amount. In no event shall an amount greater than a Securityholder Offeree's Excess Amount be allocated to such Securityholder Offeree. Any excess Final Remaining Transfer Shares shall be further allocated among the Securityholder Offerees whose specified Excess Amount has not been satisfied (with rounding to the nearest whole share to avoid fractional shares) in proportion to their respective Pro Rata Shares, determined based only on those Securityholder Offerees whose specified Excess Amount has not yet been satisfied, and such procedure shall be employed until the entire Excess Amount of each Securityholder Offeree has been satisfied or all Final Remaining Transfer Shares have been allocated.

            (e) The closing of the purchase by the Series C and D Holders or the RSI Beneficial Holders, as the case may be, the Company and/or the Securityholder Offerees of the Transfer Shares pursuant to this Section 4.3 shall take place at the principal offices of the Company on the fifteenth Business Day after the end of the 15 Business Day period set forth in (i)
Section 4.3(d) or (ii) if the Series C and D Holders are purchasing all of the Transfer Shares, Section 4.3(c). At such closing, the Series C and D Holders or the RSI Beneficial Holders, as the case may be, the Company and/or the Securityholder Offerees who have elected to purchase Transfer Shares shall deliver a certified check or checks in the appropriate amount to the Transferring Securityholder against delivery of duly endorsed certificates with all stock transfer tax stamps attached representing the Transfer Shares to be purchased. The Transfer Shares shall be delivered free and clear of all Encumbrances other than those imposed by this Agreement.

            (f) If any Transfer Shares allocated to a Securityholder Offeree are not purchased by such Securityholder Offeree, such Transfer Shares may be purchased by the Company promptly following any such default. Nothing contained herein shall prejudice any Person's right to maintain any cause of action or pursue any other remedies available to it as a result of such default.

            (g) If, at the end of the 15 Business Day period set forth in
Section 4.3(d), timely Acceptance Notices have not been given covering all of the Transfer Shares and the Transfer Notice contained an All or Nothing Condition, then the Transferring Securityholder shall have 90 days in which to complete the sale of all, but not less than all, of the Transfer Shares. If, at the end of the 15 Business Day period set forth in Section 4.3(d), timely Acceptance Notices have not been given covering all of the Transfer Shares and the Transfer Notice did not contain an All or Nothing Condition, then the Transferring Securityholder shall have 90 days in which to complete the sale of any or all of the Transfer Shares as to which timely Acceptance Notices have not been given. Any such sale of Transfer Shares shall be to a third party for a consideration not less than the consideration, and on terms no more favorable to the transferee, than those contained in the Transfer Notice. No such Transfer may be made to any third party unless and until such third party delivers to the Company an executed consent to be bound by the provisions of this Agreement in form and substance reasonably satisfactory to the Company. Promptly after any Transfer pursuant to this Section 4.3, the Transferring Securityholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such Transfer and of the terms thereof as the Company may request. If, at the end of such 90 day period, the Transferring Securityholder has not completed the Transfer of all of the Transfer Shares, the Transferring Securityholder shall no longer be permitted to Transfer such Shares pursuant to this Section 4.3(g) without again complying with this Section 4.3 in its entirety. If the Transferring Securityholder determines at any time within such 90 day period that the Transfer of all or any part of such Transfer Shares for a consideration not less than and on terms no more favorable to the transferee than those contained in the Transfer Notice is impractical, the Transferring Securityholder may terminate all attempts to Transfer such Transfer Shares and recommence the procedures of this Section 4.3 in their entirety without waiting for the expiration of such 90 day period by delivering written notice of such decision to the Company.

            (h) If any Regulated Holder has the right to purchase any Transfer Shares but is prohibited from exercising such right under the BHCA or SBIA or the regulations promulgated thereunder, such Regulated Holder may assign such right to the Company and upon such assignment the Company shall, subject to any legal or contractual restrictions and at no cost or expense to the Company, purchase such Transfer Shares and concurrently sell to such Regulated Holder such Transfer Shares, or if requested by such Regulated Holder, securities that do not have voting rights but otherwise have the same terms as such Transfer Shares, for the purchase price upon which such Transfer Shares were purchased by the Company. The Company's obligations under this Section 4.3(h) are solely as an accommodation to such Regulated Holder and the Company shall be under no obligation to advance any funds or to obtain any financing to acquire such Transfer Shares.

            (i) No Transfer of Options may be made in a Section 4.3 Transfer.

            (j) Any time periods contained in this Section 4.3 shall be extended to the extent reasonably necessary to allow any Securityholder to obtain any requisite approvals under the Hart-Scott-Rodino Act and any other approvals that may be required under applicable state or federal law. The Company shall cooperate (at the Securityholder's expense) in the obtaining of such approvals.

      4.4 Restrictions in Connection with Registrations. Each Securityholder agrees not to effect any public sale or distribution of Shares, including any sale pursuant to Rule 144, during the seven (7) days prior to the effective date of a registration statement effected pursuant to the terms hereof and during such period of time beginning on such effective date as may be required by the underwriters of such offering and agreed to by the Company, but in no event exceeding nine (9) months (in each case except as part of such registration). Each Securityholder hereby acknowledges that such Securityholder shall have no right to include its Shares in any registration of Shares, except as expressly provided in Article 6.

      4.5 Tag-Along Right. Prior to the effective date of an Initial Public Offering (or such longer period as set forth in the second following paragraph), if any Transferring Securityholder wishes to Transfer any Shares or Warrants, either in one transaction or a series of related transactions, and any portion of the Transfer Shares are not purchased by the Series C and D Holders or the RSI Beneficial Holders, as the case may be, the Company or the Securityholder Offerees under Section 4.3 (other than any Transfer pursuant to Section 4.2, 4.7 or 4.8, or through a redemption or put of Preferred Stock or a sale in a registered offering or pursuant to Rule 144 under the Securities Act, or through the right of any Remaining Securityholder (as defined below) to sell Shares provided by this Section 4.5), then as a condition to such Transfer, the Transferring Securityholder shall permit (or cause to be permitted) all other Securityholders who did not seek to purchase the Transfer Shares pursuant to
Section 4.3 (other than Securityholders who elected to purchase Transfer Shares and failed to close on the purchase thereof) or were unable to purchase the Transfer Shares as a result of the failure of the All or Nothing Condition to be satisfied (the "Remaining Securityholders") to sell, either to the prospective purchaser of the Transferring Securityholder's Shares or Warrants or to another financially reputable purchaser reasonably acceptable to such Remaining Securityholders, up to the same proportion of the Shares, Warrants and Options (if then vested) then owned by such Remaining Securityholder as the proportion that the number of Shares and Warrants the Transferring

Securityholder proposes to Transfer pursuant to this Section 4.5 in the contemplated sale on the date of the Tag-Along Notice (as defined below) bears to the total number of Shares and Warrants held by the Transferring Securityholder on such date prior to any Shares or Warrants sold pursuant to
Section 4.3, on equivalent terms and at an equivalent price and for the same type of consideration to that offered by the third-party offeror, taking into account any difference in the type of securities (i.e., the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common Stock) held (or acquirable) by the Transferring Securityholder and the Remaining Securityholders who desire to sell Shares, Warrants or Options. All numbers of Shares and Warrants and Options (only to the extent then vested) under this Section 4.5 shall be determined on a fully converted and fully exercised basis.

      The Transferring Securityholder shall give written notice (the "Tag-Along Notice") to the Remaining Securityholders of each proposed Transfer giving rise to the rights referred to in this Section 4.5 (the "Tag-Along Rights") immediately following the end of the 15 Business Day period provided in Section 4.3(d) and at least 20 days prior to the proposed consummation of such Transfer, setting forth the name of the prospective purchaser, the maximum number of Shares and Warrants proposed to be Transferred, the proposed amount and form of consideration and the other terms and conditions of the proposed transaction. The Tag-Along Notice shall also provide that each of the Remaining Securityholders may elect to exercise such rights within 15 days following the giving of the Tag-Along Notice, by delivery, on or before the expiration of such time period, of a written notice to the Transferring Securityholder indicating such Securityholder's desire to exercise its rights under this Section 4.5 and specifying the number of Shares, Warrants or Options he, she or it desires to sell. No present or future Tag-Along Rights of a Securityholder shall be adversely affected by its failure to exercise such rights in the past.

      Notwithstanding anything to the contrary contained herein, a holder of Options shall only be entitled to exercise Tag-Along Rights with respect to such Options if the Tag-Along Notice relates to the sale or other disposition of a majority of the outstanding shares of voting capital stock of the Company (based on the Fully Diluted Capitalization excluding Option Shares and Warrant Shares) to a Person that is not a parent or Subsidiary of the Company. Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.5 shall apply to any Transfer following an Initial Public Offering if, at the time of any such Transfer, the provisions of Rule 144 promulgated under the Securities Act are not generally applicable to sales of the Company's securities due to the failure of the condition set forth in Rule 144(c) to be satisfied. The Company shall use all reasonable efforts to inform the Securityholders if such condition has not been satisfied at any time following an Initial Public Offering; provided however, the Company shall have no liability to any Securityholder arising out of the failure of any Transferring Securityholder to comply with the provisions contained in this Section 4.5.

      The Transferring Securityholder's sale of Shares or Warrants in any sale proposed in a Tag-Along Notice shall be effected on substantially the terms and conditions set forth in such Tag-Along Notice (except in the case of non-monetary consideration which is unique to the third party as to which there shall be paid the reasonable equivalent thereof). The number of Shares or Warrants to be sold by the Transferring Securityholder shall be reduced by the aggregate number of Shares,

Warrants or Options to be sold by each of the Remaining Securityholders who have exercised Tag-Along Rights in connection with such Transfer.

      In no event shall any Securityholder transferring Shares, Warrants or Options pursuant to this Section 4.5 receive any special consideration (including, without limitation, financial advisory, finders, consulting or other similar fees) in connection with any sale of Shares, Warrants or Options pursuant to this Section 4.5, unless such consideration is shared among the Transferring Securityholder and the other Remaining Securityholders pro rata based on their respective Shares, Warrants or Options sold (on a fully exercised and converted basis); provided, however, this sentence shall not apply with respect to an arms-length negotiated engagement of The Shattan Group LLC or any of its Affiliates (any such Persons are hereinafter referred to as "Shattan") to act as the Company's financial advisor with respect to such sale of Shares, Warrants or Options. Furthermore, no Remaining Securityholder shall be required to provide any representations or warranties in connection with the sale of Shares, Warrants or Options pursuant to this Section 4.5, except representations as to the authority to transfer, and title to, such Shares, Warrants or Options and the absence of any Encumbrances on the title of such Shares, Warrants or Options.

      4.6 Transfers to a Competitor. Each Securityholder agrees that it shall not, except in connection with a Sale of the Company, without the approval of at least two of the Series A, B and E Preferred Directors (in the case of Transfers described in clauses (i), (iv) and (v) of this Section 4.6) and a majority of the Series C and D Preferred Directors, directly or indirectly, Transfer any of its Shares, Warrants or Options to (any of the Persons described in clauses (i) through (v) hereof is referred to herein as a "Prohibited Transferee"): (i) any entity that is engaged in owning, operating and/or managing executive office suites and providing related business support services, including secretarial, telecommunications, word processing, printing and copying; (ii) any real estate investment trust (other than Reckson Associates Realty Corp.); (iii) any direct competitor of RSI; (iv) any entity that Beneficially Owns 5 percent or more of the outstanding equity securities or voting control of a Prohibited Transferee, excluding transfers to an institutional holder that holds such equity securities or voting control as a passive investment without the right to Control such Prohibited Transferee; and (v) any Affiliate, officer or director of any Prohibited Transferee. For purposes of this Section 4.6, a Transfer shall include any indirect Transfer arising out of an acquisition of Control of RSI (provided that for this purpose no presumption of Control shall arise solely from ownership of any specific percentage of equity securities of RSI) by any of
(w) CarrAmerica, (x) HQ Omni, or (y) Regus, so long as any of such Persons named in clauses (w), (x) or (y) is engaged in the executive office suite business, or
(z) any other Person which owns or operates 50 executive office suite centers as its primary business (any of the foregoing Persons, a "Disqualified Transferee"), unless prior to or substantially contemporaneously with such acquisition Beneficial Ownership of the Series C and D Preferred Stock shall have been transferred to a Person that is (x) Controlled by the executive officers of RSI immediately prior to such acquisition and (y) not an Affiliate of RSI or the Disqualified Transferee following such acquisition.

      4.7 Sales of Beale Securities.

            (a) If the employment of David W. Beale ("Beale") by the Company is terminated by reason of the occurrence of any of the events set forth in Paragraph 7(d) of the Beale Employment Agreement, then at any time and from time to time thereafter, Beale shall have the option (the "Beale Put"), subject to
Section 4.7(c), to require the Company to purchase all or any portion of his Common Stock and Common Stock Equivalents, including the vested portion of any Options granted to Beale under an Option Plan, and the non-vested portion of such Options which otherwise would vest pursuant to the terms of such Plan within two years of such termination (which unvested portion shall immediately vest and become exercisable) (all of the foregoing being collectively referred to as the "Beale Securities"), at the Beale Put Price (as hereinafter defined) by delivery of written notice to the Company (the "Beale Put Notice"). Upon receipt of such election(s), the Company will be obligated, subject to Section 4.7(c), to purchase the Beale Securities specified (collectively the "Offered Shares") in such Beale Put Notice within ninety (90) days after the receipt by the Company of the Beale Put Notice (or such longer period as may be reasonably necessary to determine the Beale Put Price pursuant to the provisions of Section 4.7(b)) (such date of closing being hereinafter referred to as the "Beale Put Closing Date").

            Upon election exercised by Beale to require the Company to purchase the Offered Shares pursuant to the provisions of this Section 4.7, the Company will, subject to Section 4.7(c), notify Beale of the Beale Put Closing Date with respect to such Offered Shares and Beale shall surrender the certificate or certificates duly endorsed in blank or together with an acknowledgment of such redemption representing such Offered Shares to the Company on or before such date. On the Beale Put Closing Date, the Beale Put Price for such Offered Shares shall be paid to Beale by certified or bank cashier's check or, at Beale's option, by wire transfer in immediately available funds to an account designated by Beale, and each surrendered certificate shall be canceled and retired. If less than all of the Shares represented by such certificates are purchased, a new certificate or certificates shall be issued representing the Shares not purchased by the Company. If the Company does not have available legal surplus to purchase all of the Offered Shares, the Company shall purchase the maximum number of Offered Shares that it may purchase with such legal surplus available, and the Company shall purchase the remainder of such Offered Shares as soon as it has funds legally available to do so. If payment of the Beale Put Price shall cause the Company to be in default under the provisions of any of its loan agreements (a "Default Event"), the Company may defer payment of all or such part of the Beale Put Price to Beale in an amount (a "Beale Deferred Amount") and for such time as is necessary to avoid a Default Event. Interest shall accrue on so much of the Beale Deferred Amount as is outstanding from time to time at a rate per annum equal to 3 1/2% plus the Prime Rate and such interest shall be payable by the Company to Beale at the time of payment of the Beale Deferred Amount in full.

            (b) Determination of Beale Put Price. For purposes of this Section 4.7, the "Beale Put Price" shall be an amount per Offered Share equal to the "fair market value" thereof (as determined in accordance with this Section 4.7(b)). For purposes of this Section 4.7(b), fair market value shall be determined by mutual agreement of the Company and Beale or, if the Company and Beale are unable to agree on a fair market value, then the fair market value shall be determined pursuant to the procedure set forth in the immediately following paragraph.

            If Beale and the Company are unable to mutually agree on a fair market value within 60 days after the occurrence of the termination event, Beale and the Company shall each appoint one appraiser (each, an "Appointed Appraiser") within five (5) business days thereafter (the "Appointment Date"), which Appointed Appraisers shall independently, within 25 days of Appointment Date (the "Determination Date"), determine a fair market value (collectively the "Original Estimates"). If the Original Estimates do not differ in amount by more than 10% of the lower market value, then the fair market value shall be deemed to be the average of such fair market values. If the Original Estimates differ in amount by more than 10% of the lower market value, the Appointed Appraisers shall within five (5) business days of the Determination Date appoint a third appraiser, which third appraiser shall independently, within 25 days of the Determination Date, determine a fair market value (the "Third Estimate"). The Original Estimate that is nearest in amount to the Third Estimate shall be deemed to be the fair market value, or if the Third Estimate is exactly the mean of the two Original Estimates the Third Estimate shall be deemed to be the fair market value, that shall be binding upon the Company and Beale. If either Beale or the Company fails to appoint an Appointed Appraiser by the Appointment Date, then the Appointed Appraiser who has been appointed shall be the sole appraiser and the fair market value determined by such Appointed Appraiser shall be the fair market value and shall be binding on the parties. All Appointed Appraisers shall be qualified in valuing companies similar to the Company and shall not be an Affiliate of either party. Any determination of the fair market value under this Section 4.7(b) shall be made without any reduction as a result of the lack of liquidity of the Offered Shares or the fact that the Offered Shares may represent a minority interest in the Company. The Company and Beale shall equally bear and be responsible for all costs and expenses of the appraisers under this Section 4.7(b).

            (c) Consent of Required Banks. Upon receipt of a Beale Put Notice, the Company shall request the Required Banks (as such term is defined in the Credit Agreement) to consent to the exercise of the Beale Put. Unless the Required Banks have consented in writing to the exercise of the Beale Put, the Company shall not be required to purchase the Offered Shares pursuant to Section 4.7(a), the Beale Put Notice shall be deemed rescinded and withdrawn and of no force and effect and no beneficiary of the Beale Put shall have any rights thereunder and shall have no rights or remedies to enforce the Beale Put until such time as all Obligations (as defined in the Credit Agreement) shall have been paid in full in cash.

            (d) Restriction on Sale of Beale Securities. Prior to the earliest to occur of (i) an Initial Public Offering, or (ii) any termination of Beale's employment with the Company, or (iii) any other time approved by Super-Majority Approval, Beale shall be prohibited from making any Transfer of any of the Beale Securities, other than pursuant to Section 4.2(b), Section 4.5, or Section 4.8, to a Permitted Transferee, or a pledge of up to 50% of the Shares owned by Beale to secure any bona fide indebtedness, but in each case subject to Section 4.6 and provided that the lender acknowledges in writing that any sale or Transfer of such pledged Shares shall be subject to the provisions of this Agreement. Any such lender also shall agree in writing that upon the existence and continuance of an event of default of any such indebtedness, the Series C and D Holders shall upon 10 Business Days' prior notice have the right to purchase such indebtedness at an aggregate price equal to the lower of (x) the "fair market value" or (y) the then principal amount of such indebtedness and the accrued interest thereon (without regard to costs, charges or additional interest or fees accruing as a result of such default) provided that, in connection with such purchase, the Series C and D Holders acknowledge in writing that they shall not have the right to foreclose or otherwise acquire the pledged shares without first having complied with the transfer provisions contained in Article IV hereof.

      4.8 Sale of the Company. If (i) the Board (by Super-Majority Approval) and the holders of a Majority of the Shares of Series A, B and E Preferred Stock and a Majority of the Series C and D Preferred Stock approve a Sale of the Company of the type described in clauses (i) or (iii) of the definition thereof, or (ii) if the holders of a Majority of the Shares of the Series A, B and E Preferred Stock and a Majority of the Series C and D Preferred Stock approve of a Sale of the Company of the type described in clause (ii) of the definition thereof, in each case to a third party which is not an Affiliate of any such Person or the Company, the Company shall deliver a notice to each Securityholder containing the material terms thereof (a "Sale Notice"). Each Securityholder agrees to vote, if such a vote is required under applicable law, all of its Shares in favor of such a Sale of the Company, and to sell all of its Shares, Warrants and Options on the terms contained in the Sale Notice. Each Securityholder and the Company agrees to cooperate in any such Sale of the Company (including, without limitation, by not exercising any appraisal rights that may be available under applicable law) and agrees to execute and deliver all documents and instruments as is required in the Sale Notice and which the holders of a Majority of the Shares of Series A, B and E Preferred Stock or a Majority of the Series C and D Preferred Stock request to effect such Sale of the Company; provided, however, that the Sale Notice (i) shall not require any Securityholder to provide any representations or warranties in connection with the Sale of the Company pursuant to this Section 4.8, except representations as to the authority to transfer such Shares, Warrants or Options and the absence of any Encumbrances (other than under this Agreement) on the title of such Shares, Warrants and Options, and (ii) shall require that each Securityholder receive the same percentage of each type of consideration delivered in connection with the Sale of the Company.

      Upon such Sale of the Company, each Securityholder shall receive its Pro Rata Share of the consideration paid by the purchaser or received from the sale of securities. In no event shall any Securityholder receive special consideration (including, without limitation, financial advisory, finders, consulting or other similar fees) in connection with a Sale of the Company contemplated by this Section 4.8, unless such consideration is shared among all Securityholders based on their Pro Rata Shares; provided, however, this sentence shall not apply with respect to an arms-length negotiated engagement of Shattan to act as the Company's financial advisor with respect to the Sale of the Company.

      4.9 Repurchase of Equity Interests. The Company covenants and agrees that it will not, without giving prior written notice to any Securityholder of which the Company has written notice is a Regulated Holder, directly or indirectly, purchase, redeem, retire or otherwise acquire any Shares or Warrants if, as a result of such purchase, redemption, retirement or other acquisition, such Regulated Holder, together with its Affiliates, will own, or be deemed to own, Common Stock Equivalents representing capital equal to 25% or more of the aggregate equity interests then outstanding of the Company.

      4.10 Restrictions Following Qualified Public Offering. In the event of the consummation of a Qualified Public Offering that has not been approved by a majority of the Company Directors and the Series A. B and E Preferred Directors (taken in the aggregate) then serving, and by a majority of the Series C and D Preferred Directors then serving, then, during the Blackout Period, (x) none of the Cahill Holders or Beale shall Transfer any Shares, Options or Warrants Beneficially Owned by any of them, (y) the RSI Beneficial Holders shall not, and shall cause the Series C and D Holders not to, make any Transfer of any of the RSI Beneficial Holders' Beneficial Ownership of Shares, Options or Warrants, except to a Permitted Transferee who agrees in writing to be bound by terms of this Agreement, including the restrictions contained in this Section 4.10, and
(z) the JAH Beneficial Holders shall not, and shall cause the Series C and D Holders not to, make any Transfer of any of the JAH Beneficial Holders' Beneficial Ownership of Shares, Options or Warrants other than to a Permitted Transferee who agrees in writing to be bound by this Agreement, including the restrictions contained in this Section 4.10; provided, however, that (i) the foregoing restrictions shall not apply to any Shares acquired by any such Person in the open market following an Initial Public Offering and not directly from the Company, (ii) the foregoing restrictions shall not apply to any Transfer which is a pledge by any of (A) the RSI Beneficial Holders, (B) David W. Beale, or (c) the JAH Beneficial Holders of their respective Beneficial Ownership of Shares, Options or Warrants, provided that such pledgor retains voting control of such pledged Shares, Options or Warrants, (iii) at any time following the first anniversary of the consummation of the Qualified Public Offering, the Cahill Holders shall be entitled to distribute any Shares, Options, or Warrants held by any of them to any limited partners or non-managing members of such Cahill Holders (provided such limited partners or non-managing members are not Affiliates of the general partner or managing member of such Cahill Holders), and such limited partners or non-managing members, other than David L. Warnock and Edward Cahill, shall not be subject to any further restrictions pursuant to this Section 4.10, and (iv) Beale shall be entitled to sell any Shares, Options, or Warrants held by him in an amount sufficient to provide proceeds to pay any tax liabilities arising in connection with the exercise of any Options that would expire if not exercised during the Blackout Period (provided, such exercise is made not more than five Business Days prior to the expiration date thereof and that all of the proceeds therefrom will be used to pay such tax liability and provided, further, that such a sale by Beale shall not be permitted if "cashless exercise" of such Options is available to him to achieve the same after tax result).

                                    ARTICLE V

                                       PUT

      5.1 Ability to Put. (a) If (A) the Company has not, prior to November 15, 2001, either made an Initial Public Offering, or merged into a public company resulting in the holders of the then outstanding Series A, B and E Preferred Stock and Conversion Stock receiving Registered Securities in such merger in exchange for their Shares, or (B) the Series C and D Holders Beneficially Own Shares, Options and Warrants representing (on a fully exercised and converted basis), in the aggregate, 65% or more of the Fully Diluted Capitalization, then at any time and from time to time thereafter until the earlier of November 15, 2003 or two years after the occurrence of the event described in clause (B) of this paragraph, the holders of a Majority of the Shares of Series A, B and E Preferred Stock shall have the option (the "Put") to require, subject to Section 5.4, the Company to purchase all of the outstanding Series A , B and E Preferred Stock respectively held by the Series A, B and E Holders who have voted in favor of the exercise of the Put, at the Put Price (as hereinafter defined) by delivery of written notice to the Company (the "Put Notice"). Upon receipt of the Put Notice, the Company shall notify each other Series A, B and E Holder, who shall have the right to join in the Put by written notice to the Company (the "Supplemental Put Notice"). The Company shall also provide notice thereof to the holders of the Series C and D Preferred Stock. The Company shall be obligated to purchase, subject to Section 5.4, the Series A, B and E Preferred Stock specified in the Put Notice and the Supplemental Put Notice within 90 days after the receipt by the Company of the Put Notice (or such longer period as may be reasonably necessary to determine the Put Price pursuant to the provisions of Sections 5.2 and 5.3). The closing of the purchase by the Company of the Series A, B and E Preferred Stock shall occur at the Company's principal office, or at such other place as shall be mutually agreeable to the Series A, B and E Holders and the Company as soon as possible (and in any event within 10 days after the determination of the Put Price in accordance with Sections 5.2 and 5.3) (such date of closing being hereinafter referred to as the "Put Closing Date").

      (b) If the holders of a Majority of the Shares of Series A, B and E Preferred Stock are entitled to exercise the Put pursuant to the preceding paragraph and shall not have done so, then at any time and from time to time thereafter until the earlier of November 15, 2003 or two years after the occurrence of the event described in clause (B) of the preceding paragraph, the PNA Holder shall have the option, subject to all of the terms and conditions set forth in this Article 5 (other than those pertaining to the repurchase of all of the outstanding shares of the Series A, B and E Preferred Stock), to require the Company to purchase all of the outstanding Series B Preferred Stock then held by the PNA Holder at the Put Price by delivery of written notice to the Company (the "PNA Holder Put Notice"). Following the receipt of the PNA Holder Put Notice, the Company shall promptly (and in any event within 10 days after its receipt of the PNA Put Holder Notice) provide notice thereof to the Cahill Holders, the Northwood Holders and the holders of the Series C and D Preferred Stock. Each of the Cahill Holders and the Northwood Holders shall have the right, subject to all of the terms and conditions set forth in this Article Five (other than those pertaining to the repurchase of all of the outstanding shares of the Series A, B and E Preferred Stock), to require the Company to purchase all of the outstanding shares of Series A, B and E Preferred Stock then held by it at the Put Price by delivery of written notice to the Company within 20 days after such holder's receipt of the PNA Holder Put Notice. If the Cahill Holders or the Northwood Holders exercise the Put pursuant to this paragraph, each other Series B Holder and Series E Holder shall be entitled to join in the Put by written notice to the Company. Any repurchase of Series A Preferred Stock, Series B Preferred Stock or Series E Preferred Stock pursuant to this paragraph shall be made on one closing date.

      (c) If the Company has not, prior to November 15, 2001, either made an Initial Public Offering, or merged into a public company resulting in the holders of the then outstanding Series C and D Preferred Stock and Conversion Stock receiving Registered Securities in such merger in exchange for their Shares, then at any time and from time to time thereafter until November 15,

2003, the holders of a Majority of the Shares of Series C and D Preferred Stock shall have the option (the "Series C and D Put") to require, subject to Section 5.4, the Company to purchase all of the outstanding Series C and D Preferred Stock held by the Series C and D Holders who have voted in favor of the exercise of the Series C and D Put, at the Series C and D Put Price (as hereinafter defined) by delivery of written notice to the Company (the "Series C and D Put Notice"). Upon receipt of the Series C and D Put Notice, the Company shall notify each other Series C and D Holder, who shall have the right to join in the Series C and D Put by written notice to the Company (the "Supplemental Series C and D Put Notice"). The Company shall also provide notice thereof to the holders of the Series A, B and E Preferred Stock. The Company shall be obligated to purchase, subject to Section 5.4, the Series C and D Preferred Stock specified in the Series C and D Put Notice and the Series C and D Supplemental Put Notice within 90 days after the receipt by the Company of the Series C and D Put Notice (or such longer period as may be reasonably necessary to determine the Series C and D Put Price pursuant to the provisions of Sections 5.2 and 5.3). The closing of the purchase by the Company of the Series C and D Preferred Stock shall occur at the Company's principal office, or at such other place as shall be mutually agreeable to the Series C and D Holders and the Company as soon as possible (and in any event within 10 days after the determination of the Series C and D Put Price in accordance with Sections 5.2 and 5.3) (such date of closing being hereinafter referred to as the "Series C and D Put Closing Date"). Notwithstanding anything to the contrary contained herein, in the event of an acquisition of Control of RSI of the type described in Section 4.6 hereof, the Series C and D Put may only be exercised in the event that the Put has been exercised.

      (d) The Company shall not be required to purchase any Preferred Stock pursuant to this Section 5.1 to the extent that the Company does not have available legal surplus pursuant to the General Corporation Law of the State of Nevada from which it can purchase such stock at the Put Price or the Series C and D Put Price, as the case may be, provided that the Company shall use all legally permissible methods in the reduction of capital and in the revaluation of its assets, including appraisal, in obtaining such legal surplus, and the Company gives written notice to the electing Securityholders within 30 days after the date of the notice of exercise of the Put or the Series C and D Put by such Securityholders that it is not required to purchase the number of Shares of Preferred Stock set forth in such notice by reason of this clause and setting forth the facts relating thereto.

      (e) It is acknowledged and agreed that any Put Notice, Supplemental Put Notice, PNA Holder Put Notice, Series C and D Put Notice, and Supplemental Series C and D Put Notice received by the Company within any 30 day period shall be treated in all respects under the terms and provisions of this Agreement as though such notices were received on the same date at the same time. Accordingly, the Put Closing Date, the closing date related to a PNA Holder Put Notice and the Series C and D Put Closing Date related to such notices shall occur simultaneous on one closing date and the payments to all such Securityholders shall be made pro rata on the basis of the Common Stock Equivalents subject to such put rights.

      (f) Upon election to require the Company to purchase the Preferred Stock pursuant to the provisions of this Article 5, the Company will, subject to
Section 5.4, notify each Series A, B and E Holder or Series C and D Holder of the Put Closing Date or the Series C and D Put Closing Date, as the case may be, and each such Series A, B and E Holder or Series C and D Holder, as the case may be, shall surrender the certificate or certificates representing such Shares to the Company on or before such date. On the Put Closing Date or the Series C and D Put Closing Date, as the case may be, the Put Price or the Series C and D Put Price, as the case may be, for such Shares shall be payable to each such Series A, B and E Holder or Series C and D Holder, as the case may be, by certified or bank cashier's check or, at the option of the Series A, B and E Holder and Series C and D Holder, as the case may be, receiving the same, by wire transfer in immediately available funds to an account designated by each such holder, and each surrendered certificate shall be canceled and retired. If less than all of the Shares represented by such certificate are purchased, a new certificate or certificates shall be issued representing the Shares not purchased by the Company. If the Company does not have available legal surplus to purchase all of the Series A, B and E Preferred Stock or Series C and D Preferred Stock that each such Series A, B and E Holder or Series C and D Holder has requested the Company to purchase under this
Article 5, the Company shall purchase the maximum number of Shares of Series A, B and E Preferred Stock and Series C and D Preferred Stock that it may purchase with such legal surplus available, pro rata to the Put Price or the Series C and D Put Price, as the case may be, thereof, and the Company shall repurchase the remainder of such Series A, B and E Preferred Stock and Series C and D Preferred Stock, as the case may be, as soon as it has funds legally available to do so.

      (g) The Company shall be permitted to pay the Put Price or the Series C and D Put Price, as the case may be, by delivery of a subordinated note payable in three annual installments of principal commencing on the first anniversary of the Put Closing Date or the Series C and D Put Closing Date, as the case may be, with interest at an annual rate equal to 3 1/2% plus the Prime Rate, it being acknowledged and agreed that with respect to the decision to pay the Put Price in cash or in such annual installments, the Series A, B and E Directors shall not be entitled to vote if such decision is with respect to the redemption or repurchase of the Series A, B and E Preferred Stock and the Series C and D Directors shall not be entitled to vote if such decision is with respect to the redemption or repurchase of the Series C and D Preferred Stock.

      (h) If payment of the Put Price to the Series A, B and E Holders or the Series C and D Put Price to the Series C and D Holders shall cause the Company to be in default under the provisions of any of its loan agreements (a "Default Event"), the Company may defer payment of all or such part of the Put Price or the Series C and D Put Price, as the case may be, to each Series A, B and E Holder or Series C and D Holder, as the case may be, pro rata to the Put Price or the Series C and D Put Price, as the case may be, thereof, in an amount (a "Deferred Amount") and for such time as is necessary to avoid a Default Event. Interest shall accrue on so much of the Deferred Amount as is outstanding from time to time at a rate per annum (based on the actual number of days elapsed in a 365 day year) equal to 3 1/2% percent plus the Prime Rate and such interest shall be payable by the Company to the Series A, B and E Holders or Series C and D Holders, as the case may be, at the time of payment of the Deferred Amount in full. In addition, the Company shall use its best efforts to pay the Put Price or the Series C and D Put Price in full on the Put Closing Date or the Series C and D Put Closing Date, as the case may be, and, in this regard, the Company shall (i) seek to negotiate with its lenders to permit the Company, under the terms of its loan agreements, to perform its obligations under this Article 5 and/or (ii) seek to obtain new financing.

      5.2 Put Price. (a) For purposes of this Article 5, the Put Price shall be the greater of (i) the Appraised Value of the Conversion Stock underlying the Series A Preferred Stock, Series B Preferred Stock and Series E Preferred Stock, as the case may be, or (ii) the Adjusted Value of the Series A Preferred Stock, Series B Preferred Stock or Series E Preferred Stock, as the case may be. The "Appraised Value" shall mean the fair market value of the Conversion Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series E Preferred Stock, as the case may be, determined pursuant to the appraisal procedure set forth in the immediately succeeding section. The "Adjusted Value" shall be an amount per share equal to the Adjusted Purchase Price of the Series A Preferred Stock (determined in accordance with the Series A Certificate of Designation), or of the Series B Preferred Stock (determined in accordance with the Series B Certificate of Designation) or of the Series E Preferred Stock (determined in accordance with the Series E Certificate of Designation), as the case may be, plus a cumulative accretion computed on the Adjusted Purchase Price at the rate of 8% per annum (compounded annually) from the date of issue up to the date of the Put Notice, reduced by an amount equal to the aggregate of all declared and paid cash dividends, if any.

            (b) For purposes of this Article 5, the Series C and D Put Price shall be the greater of (i) the Series C and D Appraised Value of the Conversion Stock underlying the Series C Preferred Stock or Series D Preferred Stock, or
(ii) the Series C and D Adjusted Value. The "Series C and D Preferred Stock Appraised Value" shall mean the fair market value of the Conversion Stock issuable upon conversion of the Series C Preferred Stock or Series D Preferred Stock determined pursuant to the appraisal procedure set forth in the immediately succeeding section (the "Series C and D Preferred Stock Appraised Value"). The "Series C and D Adjusted Value" shall be an amount per share equal to the Adjusted Purchase Price of the Series C Preferred Stock (determined in accordance with the Series C Certificate of Designation) or Series D Preferred Stock (determined in accordance with the Series D Certificate of Designation), plus a cumulative accretion computed on the Adjusted Purchase Price at the rate of 8% per annum (compounded annually) from the date of issue up to the date of the Series C and D Put Notice, reduced by an amount equal to the aggregate of all declared and paid cash dividends, if any.

      5.3 Appraisal Procedure. In order to determine the Appraised Value or the Series C and D Appraised Value, the holders of a Majority of the Shares of Series A, B and E Preferred Stock (in the case of determinations of the Appraised Value) or the holders of a Majority of the Shares of Series C and D Preferred Stock (in the case of determinations of the Series C and D Appraised Value), on the one hand, and the Board (excluding the Series A and Series B Preferred Directors, in the case of the determination of the Appraised Value of the Series A, B and E Preferred Stock, and excluding the Series C and D Preferred Directors, in the case of the determination of the Appraisal Value of the Series C and D Preferred Stock), on the other hand, shall each appoint one appraiser (collectively, the "Initial Appraisers"), within 20 days after delivery of the Put Notice or the Series C and D Put Notice, as the case may be, which appraisers shall promptly determine a fair market value based on the going concern value of the Company as a whole and without adjustment for minority interest or lack of liquidity, within 30 days. In the event that the fair market values determined by the Initial Appraisers (collectively, the "Original Estimates") do not differ in amount by more than 10 percent, the fair market value for purposes of this Section 5.3 shall be the amount equal to the average of the Original Estimates. In the event that the Original Estimates differ in amount by more than 10 percent, the holders of a Majority of the Shares of Series A, B and E Preferred Stock (in the case of determinations of the Appraised Value) or the holders of a Majority of the Shares of Series C and D Preferred Stock (in the case of determinations of the Series C and D Appraised Value) and the Company shall mutually agree on a third appraiser within 5 days thereafter, provided that if such holders and the Company fail to appoint a third appraiser within such 5-day period, then the Initial Appraisers shall appoint a third appraiser within 5 days thereafter. The third appraiser shall independently, within 30 days of such third appraiser's appointment, determine such a fair market value (the "Third Estimate"). The Original Estimate that is nearest in amount to the Third Estimate shall be deemed to be the fair market value that shall be binding on the Company and the holders of the Shares subject to the Put. The Company shall bear all costs of appraisers under this
Section 5.3. All appraisers appointed pursuant to this Section 5.3 shall be qualified in valuing companies similar to the Company and shall be unaffiliated with any party hereto. Any determination of the Appraised Value or the Series C and D Appraised Value under this Section 5.3 shall be made without reduction resulting from the lack of liquidity of the Shares subject to Put or the Series C and D Put or the fact that such Shares may, at such time, represent a minority interest in the Company.

      5.4 Consent Required to Put. Upon receipt of a Put Notice or a Series C and D Put Notice, the Company shall request the Required Banks to consent to the exercise of the Put or the Series C and D Put, as the case may be. The Company shall not be required to purchase Series A, B and E Preferred Stock or Series C and D Preferred Stock, as the case may be, pursuant to Section 5.1, and the Put Notice or the Series C and D Put Notice, as the case may be, shall be deemed rescinded and withdrawn and of no force and effect and no beneficiary of any Put or Series C and D Put, as the case may be, shall have any rights thereunder, and no beneficiary of any Put or Series C and D Put, as the case may be, shall have any rights or remedies to enforce any Put or Series C and D Put, as the case may be, until such time as all Obligations shall have been paid in full in cash, unless the Required Banks have consented in writing to the exercise of the Put or Series C and D Put, as the case may be.

                                   ARTICLE VI

                               REGISTRATION RIGHTS

      6.1 Public Offering Shares.

            (a) Demand Registration Rights. (i) Subject to Section 6.1(a)(ii), at any time and from time to time following the one year anniversary of an Initial Public Offering, if the Company receives written notice from either (A) holders of Class A Common Stock (as defined in Section 8.1(e)) who, immediately prior to the Initial Public Offering, constituted the holders of a majority of the Shares of the Series A, B and E Preferred Stock, or (B) holders of Class B Common Stock (as defined in Section 8.1(e)) who immediately prior to the Initial Public Offering, constituted the holders of a Majority of the Shares of the Series C and D Preferred Stock, which notice demands the registration of all or any portion of the Common Stock, Conversion Stock or Warrant Shares held by such Series A, B and E Holders or Series C and D Holders and specifies the intended methods of disposition thereof (which may include a delayed and continuous offering pursuant to Rule 415 promulgated under the Securities Act), then the Company shall promptly (and in any event within 10 days after its receipt of such demand) provide notice thereof to the other Securityholders in accordance with this Section 6.1 (which other Securityholders shall have the right, subject to Section 6.1(c)(ii) to include in such registration any shares of Common Stock, and any shares of Common Stock issuable upon conversion of Preferred Stock or upon exercise of Warrants or Options held by them) and cause to be prepared a registration statement, file and obtain a receipt for the registration statement as soon as practicable (but not later than 90 days after the date of such demand), and exercise its best efforts to file a final registration statement, to obtain a receipt therefor as soon as practicable thereafter and to have such registration statement declared effective as soon as practicable thereafter, under the Securities Act and such other securities laws as shall be directed by such Securityholders, to the end that the Shares (including Shares issuable upon conversion of Preferred Stock or upon exercise of Warrants or Options) held by all demanding Securityholders, may be sold thereunder as soon as practicable after the receipt of such notice, and the Company will use its best efforts to ensure that a distribution of such Shares pursuant to the registration statement may continue for up to six months from the date of the effective date of the registration statement or such later time pursuant to the method of disposition specified in the demand for registration; provided, however, that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this Section 6.1(a) unless the Company shall have received requests for such registration of such Shares having a minimum anticipated aggregate net offering price (based on the then market price of the Common Stock and customary underwriter's discounts and commissions, if applicable) of $20.0 million, subject, however, to the right of the Company pursuant to Section 6.1(c)(ii), upon advice of the managing underwriters, to reduce the number of Shares that are requested to be registered by such holders (a "Market Cut Back"). Notwithstanding the foregoing, the holders of Class B Common Stock shall be entitled to exercise the registration rights contained herein solely with respect to the Class A Common Stock issuable upon conversion of such Class B Common Stock. The Class B Common Stock shall be automatically converted into Class A Common Stock upon the consummation of an underwritten offering for such Class A Common Stock or upon the sale of such Class A Common Stock pursuant to any delayed and continuous offering pursuant to Rule 415 promulgated under the Securities Act. Each such registration shall hereinafter be called a "Demand Registration." The Series A, B and E Holders shall be entitled to request one Demand Registration and the Series C and D Holders shall be entitled to request two Demand Registrations; provided, however, that if all of the Series C and D Preferred Stock may have been (x) included in the registration statement prepared upon the exercise of the Series C and D Holders' first exercised right for a Demand Registration and (y) offered and sold in such offering in accordance with the plan of distribution described therein (after giving full force and effect to the Company's right to a Market Cut Back and the Company's rights under Section 6.1(a)(ii)), then the Series C and D Holders shall not have the right to the second Demand Registration (but will continue to have the rights provided under Section 6.1(b)). A Demand Registration shall not count as such until a registration statement becomes effective; provided, that if, after such registration statement has become effective, the offering pursuant to the registration statement is interfered with by any stop order, injunction or other order or requirement of the

Commission or any other governmental authority, such registration shall be deemed not to have been effected unless such stop order, injunction or other order shall subsequently have been vacated or otherwise removed. The holders of a Majority of the Shares of the Series A, B and E Preferred Stock or the holders of a Majority of the Shares of the Series C and D Preferred Stock requesting such registration shall select the underwriters of any underwritten offering pursuant to a registration statement filed pursuant to this Section 6.1(a).

                  (ii) (A) If, upon receipt of a registration request pursuant to Section 6.1(a)(i), the Company is advised in writing (with a copy to the person(s) requesting registration pursuant to Section 6.1(a)) by a nationally recognized investment banking firm selected by the Company that, in such firm's opinion, a registration at the time and on the terms requested would materially and adversely affect any immediately planned underwritten public equity financing by the Company for the primary purpose of raising capital for the Company that had been contemplated by the Board prior to receipt of notice requesting registration pursuant to Section 6.1(a)(i) (a "Transaction Blackout"), the Company shall not be required to effect a registration pursuant to Section 6.1(a)(i) until the earliest of (1) the abandonment of such financing, (2) 90 days after the completion of such financing, (3) the termination of any "hold back" or "lock-up" period obtained by the underwriter(s) selected by the Company from any person in connection with such financing, or (4) 180 days after notice to the Securityholders requesting registration of written notice of such Transaction Blackout (together with a copy of the investment banking firm opinion referred to above in this Section 6.1(a)(ii)(A)); provided, however, that the Company shall be entitled to exercise this right on only one occasion during any twelve-month period; or

                        (B) If, while a registration request is pending pursuant to Section 6.1(a), counsel to the Company has determined in good faith that the filing of a registration statement would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and which has not been disclosed to the public (which determination shall be made promptly), the Company shall not be required to effect a registration pursuant to Section 6.1(a) until the earlier of (1) the date upon which such material information is disclosed to the public or ceases to be material and (2) 45 days after counsel to the Company makes such good faith determination.

                  (iii) For purposes of this Article VI, whenever there are references to Series A, B or E Holders or Series C and D Holders at a time following an Initial Public Offering, such terms shall be deemed to refer to the same Persons but in their capacity as holders of Class A Common Stock or Class B Common Stock, as the case may be.

            (b) "Piggyback" Registration Rights. Subject to applicable stock exchange rules and securities regulations, at least 30 days prior to the filing of any registration statement for any public offering of any of its Common Stock for the account of the Company or any other Person, (other than an Initial Public Offering or registration statement on Form S-4 or S-8 (or any successor forms under the Securities Act) or other registrations relating solely to employee benefit plans or any transaction governed by Rule 145 of the Securities
Act), the Company shall give written notice of such proposed filing and of the proposed date thereof to each Securityholder and if, on or before the twentieth (20th) day following the date on which such notice is given, the Company shall receive a written request from any such Securityholder requesting that the Company include among the securities covered by such registration statement any Shares (including Shares issuable upon conversion of Preferred Stock or upon exercise of Warrants or Options) held by such Securityholder for offering for sale in a manner and on terms set forth in such request, the Company shall include such Shares in such registration statement, if filed, so as to permit such Shares to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request. Each such registration shall hereinafter be called a "Piggyback Registration." The holders of a majority of the Shares of Preferred Stock (taken as a single class) participating in the registration shall have the right to select an underwriter of any offering pursuant to a registration statement filed pursuant to this
Section 6.1(b).

            (c) Terms and Conditions of Registration or Qualification. In connection with any registration statement filed pursuant to Section 6.1(a) or 6.1(b) hereof, the following provisions shall apply:

                  (i) Each selling Securityholder shall, if requested by the managing underwriter, agree not to sell any Shares held by such selling Securityholder (other than the Shares so registered) for such period of time following the effective date of the registration statement relating to such offering, but in no event in excess of three (3) months in the case of a secondary offering, or such other longer period as the managing underwriter may require and the Company shall agree.

                  (ii) If the managing underwriter advises in writing that the inclusion in such registration or qualification of some or all of the Shares sought to be registered exceeds the number (the "Saleable Number") that can be sold in an orderly fashion within a price range acceptable to the Company, if such registration is being effected at the Company's determination, or holders of a Majority of the Shares of the Series A, B and E Preferred Stock, if such registration is being effected at the request of the holders of a Majority of the Shares of Series A, B and E Preferred Stock or the holders of a Majority of the Shares of the Series C and D Preferred Stock, if such registration is being effected at the request of the holders of a Majority of the Shares of Series C and D Preferred Stock, then the number of Shares offered shall be limited to the Saleable Number and shall be allocated as follows:

                        (A) If such registration is being effected at the Company's determination to sell Shares for its own account, (1) first, all the Shares the Company proposes to register and (2) second, the difference between the Saleable Number and the number to be included pursuant to clause (1) above, allocated first to the Series A, B and E Holders and Series C and D Holders pro rata on the basis of the relative number of Shares offered for sale by each such Securityholder, and then among all other selling Securityholders pro rata on the basis of the relative number of Shares offered for sale by each such other Securityholder; and

                        (B) in all other cases, including if the registration is being effected pursuant to a Demand Registration, (1) first, the entire Saleable Number allocated first to the holders of the Series A, B and E Preferred Stock, if the Demand Registration was initiated by the holders of a Majority of the Shares of the Series A, B and E Preferred Stock, or to the holders of the Series C and D Preferred Stock, if the Demand Registration was initiated by the holders of a Majority of the Shares of the Series C and D Preferred Stock, and then among all other selling Securityholders pro rata on the basis of the relative number of Shares offered for sale by each such Securityholder and (2) second, the difference (if positive) between the Saleable Number and the number to be included pursuant to clause (1) above, allocated to the Company.

                  (iii) The selling Securityholders will promptly provide the Company with such information concerning the selling Securityholder, its ownership of Shares and its intended methods of distribution as the Company shall reasonably request in order to prepare such registration statement and, upon the Company's request, each selling Securityholder shall provide such information in writing and signed by such Securityholder and stated to be specifically for inclusion in the registration statement. If the distribution of the Shares covered by the registration statement shall be effected by means of an underwriting, the right of any selling Securityholder to include its Shares in such registration shall be conditioned on such Securityholder's execution and delivery of a customary underwriting agreement with respect thereto; provided, however, that except with respect to information concerning such Securityholder and its ownership of Shares to be included in such registration and such Securityholder's intended manner of distribution of the Shares, no selling Securityholder shall be required to make any representations or warranties in such agreement as a condition to the inclusion of its Shares in such registration.

                  (iv) The Company shall bear all expenses in connection with the preparation of any registration statement filed pursuant to Section 6.1(a), including the fees and disbursements of one counsel for the selling Securityholders, except for the underwriting discounts or commissions with respect to Shares of the selling Securityholders which shall be borne by the selling Securityholders.

                  (v) The Company shall bear all expenses in connection with the preparation of any registration statement filed pursuant to Section 6.1(b), including the fees and disbursement of one counsel to the selling Securityholders, except for the underwriting discounts or commissions with respect to Shares of the selling Securityholders, which shall be borne by the selling Securityholders.

                  (vi) Following the effective date of such registration statement, the Company shall, upon the request of the selling Securityholders, forthwith supply such number of prospectuses (including preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act or such other securities laws where the registration statement or prospectus has been filed and such other documents as are referred to in the registration statement as shall be requested by the selling Securityholders to permit such Securityholders to make a public distribution of their Shares, provided that the selling Securityholders furnish the Company with such appropriate information relating to such Securityholders' intentions in connection therewith as the Company shall reasonably request in writing.

                  (vii) The Company shall prepare and file such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act or such other securities laws where the registration statement has been filed with the respect to the offer and sale or other disposition of the Shares covered by such registration statement during the period required for distribution of the Shares, which period shall not be in excess of six (6) months from the effective date of such registration statement or such longer period specified in the demand for registration.

                  (viii) The Company shall use its best efforts to register or qualify the Shares of the selling Securityholders covered by any such registration statement under such securities or Blue Sky laws in such jurisdictions as the Securityholders may request; provided, however, that the Company shall not be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified in order to comply with such request.

                  (ix) The Company will as expeditiously as possible:

                        (A) cause the Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Securityholders to consummate the disposition of such Shares;

                        (B) notify each selling Securityholder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                        (C) cause all Shares covered by the registration statement to be listed on each securities exchange or designated for quotation on NASDAQ on which similar securities issued by the Company are then so listed or designated and, unless the same already exists, provide a transfer agent, registrar and CUSIP number for all such Shares not later than the effective date of the registration statement;

                        (D) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the voting power of the Shares being sold or the underwriters retained by such holders, if any, reasonably request in order to expedite or facilitate the disposition of such Shares;

                        (E) make available for inspection by any selling Securityholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

                        (F) obtain "cold comfort" letters and updates thereof from the Company's independent public accountants and an opinion from the Company's counsel, in each case addressed to the selling Securityholders, in customary form and covering such matters of the type customarily covered by "cold comfort" letters and opinion of counsel, respectively, as the holders of a majority of the voting power of the Shares of the selling Securityholders shall request;

                        (G) otherwise comply with all applicable rules and regulations of the Commission, and make available to its Securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder; and

                        (H) cause its officers to use their reasonable best efforts to support the marketing of the Shares covered by the registration statement (including, without limitation, the participation in "road shows," at the request of the managing underwriter) taking into account the Company's business needs.

                  (x) Each selling Securityholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.1(c)(ix)(B), such Securityholder will forthwith discontinue disposition of its Shares pursuant to the registration statement covering such Shares until such Securityholder's receipt of the copies of the supplemented or amended prospectus contemplated by such Section 6.1(c)(ix)(B) and, if so directed by the Company, such Securityholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Securityholder's possession, of the prospectus covering such its Shares current at the time of receipt of such notice.

            (d) Transfer Restrictions. The transfer restrictions contained in
Article 4, including, without limitation, those set forth in Section 4.3, of this Agreement shall not apply to any offering of Shares pursuant to this
Section 6.1.

            (e) Indemnification.

                  (i) In the event of the registration or qualification of any Shares of the Securityholders under the Securities Act or any other applicable securities laws pursuant to the provisions of this Section 6.1, the Company agrees to indemnify and hold harmless each Securityholder thereby offering such Shares for sale (a "Seller") and each of their officers, directors, partners, members or agents, the underwriter, broker or dealer, if any, of such Shares, and each other Person, if any, who controls any such Seller, underwriter, broker or dealer within the meaning of the

Securities Act or any other applicable securities laws (each an "Indemnified Seller"), from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Indemnified Seller may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, offering circular or other document or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act, the Exchange Act or any other applicable securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration or qualification and will promptly reimburse each such Indemnified Seller for any legal or other expenses reasonably incurred by such Indemnified Seller in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Indemnified Seller specifically and expressly for use in the preparation thereof, or to the extent that an Indemnified Seller sold securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus as then amended or supplemented if the Company previously furnished copies thereof to such Indemnified Seller and the loss, claim, damage, liability or action results from an untrue statement or omission contained in the preliminary prospectus that was corrected in the final prospectus.

                  (ii) In the event of the registration or qualification of any Shares of the Securityholders under the Securities Act or any other applicable securities laws for sale pursuant to the provisions of this Section 6.1, each selling Securityholder, each underwriter, broker and dealer, if any, of such Shares, and each other Person, if any, who controls any such selling Securityholder, underwriter, broker or dealer within the meaning of the Securities Act, agrees severally, and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which the Company, such controlling Person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such Shares were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission was made therein in reliance upon and in conformity with written information furnished to the Company by such selling Securityholder, underwriter, broker, dealer or controlling Person specifically for use in connection with the preparation thereof, and will reimburse the Company, such controlling Person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no selling Securityholder will be liable under this
Section 6.1(e)(ii) for any amount in excess of the net proceeds paid to such selling Securityholder in respect of Shares sold by it.

                  (iii) Promptly after receipt by a Person entitled to indemnification under this Section 6.1(e) (an "Indemnified Party") of notice of the commencement of any action or claim relating to any registration statement filed under Section 6.1(a) or 6.1(b) or as to which indemnity may be sought hereunder, such indemnified party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party otherwise than pursuant to the provisions of this Section 6.1(e) and shall also not relieve the Indemnifying Party of its obligations under this Section 6.1(e) except to the extent that the Indemnifying Party is actually prejudiced thereby. In case any such action is brought against an Indemnified Party, and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel reasonably satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying Party shall enter into any settlement agreement without the prior written consent of the Indemnified Party unless such Indemnified Party is fully released and discharged from any such liability. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (A) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such suit, action, claim or proceeding, (B) the Indemnifying Party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding, or (C) such Indemnified Party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it that are different from or additional to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnified Party. If any of the events specified in clauses (A), (B) or (C) of the preceding sentence shall have occurred or shall otherwise be applicable, then the reasonable fees and expenses of one counsel or firm of counsel selected by a majority in interest of the Indemnified Parties (and reasonably acceptable to the Indemnifying Party) shall be borne by the Indemnifying Party. If, in any such case, the Indemnified

Party employs separate counsel, the Indemnifying Party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the Indemnified Party and the Indemnified Party shall assume such defense and/or settle such action; provided, however, that an Indemnifying Party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

                                   ARTICLE VII

                                PREEMPTIVE RIGHTS

      7.1 Preemptive Rights.

            (a) Prior to an Initial Public Offering. If, after the date hereof and prior to an Initial Public Offering, the Company shall propose to issue or sell New Securities (as hereinafter defined) or enter into any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or sale of any New Securities, then subject to the immediately following paragraph, each Securityholder shall have the right to purchase that number of New Securities, at the same price and on the same terms proposed to be issued or sold by the Company, so that each such Securityholder would, after the issuance or sale of all such New Securities (and after giving effect to the preference given to the Series C and D Holders set forth in the immediately following paragraph), hold the same proportionate interest of the Fully Diluted Capitalization as was held by each such Securityholder immediately after any issuance or sale of New Securities as set forth in the immediately following paragraph and immediately prior to the issuance or sale of the balance of such New Securities (the "Proportionate Percentage"). "New Securities" shall mean any Shares or other securities or other rights convertible or exchangeable into or exercisable for Shares; provided, however, that "New Securities" does not include: (i) any Warrants, Options or Common Stock issued or issuable on conversion of the Preferred Stock, or upon the exercise of Warrants or Options (other than options referred to in clause (v) below); (ii) Shares issued pursuant to the exercise of any rights, warrants, options (other than options referred to in clause (v) below) or other agreements not outstanding on the date of this Agreement including, without limitation, any security convertible or exchangeable, with or without consideration, into or for any stock, options and warrants, provided that the rights established by this Section 7.1 apply with respect to the initial sale or grant by the Company of such rights or agreements; (iii) securities issued by the Company as part of any public offering pursuant to an effective registration statement under the Securities Act; (iv) Shares issued in connection with any stock split, stock dividend or recapitalization of the Company; (v) Shares issued to management, directors or employees of, or consultants to, the Company pursuant to options outstanding as of the date hereof and options to purchase Shares issued pursuant to any Option Plan or as otherwise approved by the Compensation Committee and Shares issuable upon exercise thereof; and (vi) securities issued as consideration for, or in connection with, any merger or acquisition of the stock or assets of any acquired entity by the Company.

      Notwithstanding the provisions of the foregoing paragraph, if, at the time of any proposed issuance or sale by the Company of New Securities prior to an Initial Public Offering, the RSI

Beneficial Holders have Beneficial Ownership of Shares, Options and Warrants (which in the case of Options or Warrants shall include only those Options or Warrants that are Exercisable) representing (on a fully exercised and converted basis), in the aggregate, less than 30% of the Adjusted Fully Diluted Capitalization, then the RSI Beneficial Holders shall have the initial right, exercisable, in the sole discretion of RSI, by the Series C and D Holders for the benefit of the RSI Beneficial Holders or directly by any of the RSI Beneficial Holders (provided, that, if such right is exercised directly by any of the RSI Beneficial Holders, such Person shall become a party to this Agreement for all purposes hereunder), to purchase that number of New Securities (subject to the maximum number of New Securities proposed to be issued or sold) at, except as set forth in the two immediately following sentences, the same price and on the same terms proposed to be issued or sold by the Company so that after such priority purchase under this paragraph the RSI Beneficial Holders would have Beneficial Ownership of Shares, Options and Warrants representing (on a fully exercised and converted basis), in the aggregate, 30% of the Adjusted Fully Diluted Capitalization on a pro forma basis giving effect to the maximum number of New Securities proposed to be issued or sold. If, at the time of any issuance of New Securities, there are Unused Backlog CSE's that are derived from a previous issuance of shares as consideration for, or in connection with, any merger or acquisition of the stock or assets of any acquired entity by the Company ("Merger Shares"), then, notwithstanding the proposed price of the New Securities to be issued, the price per share of the New Securities (only for that number of New Securities as are purchasable under this paragraph with respect to such Unused Backlog CSE's derived from the Merger Shares which number of New Securities shall be deemed to be the first New Securities issued unless there are at the time Unused Backlog CSE's derived from In-the-Money Option Shares with respect to which such Unused Backlog CSE's came into existence prior to the Unused Backlog CSE's derived from the Merger Shares) acquirable by the Series C and D Holders or the RSI Beneficial Holders, as the case may be, shall be equal to the price per share at which the Merger Shares were valued at the time of issuance, as determined in good faith by the Board at the time of such acquisition (provided that if RSI disagrees with such valuation, then the Company and RSI shall utilize the appraisal procedures set forth in Section 5.3 hereof to determine such fair market value). If, at the time of any issuance of New Securities, there are Unused Backlog CSE's that are derived from the issuance of rights, warrants, options or other agreements to purchase Common Stock or any security convertible or exchangeable therefor (other than options granted under the Company's 1996 Option Plan) which such rights, warrants, options or other agreements were either (x) issued as consideration for, or in connection with, any merger or acquisition of the stock or assets of any acquired company (other than such issuances which are made as incentive compensation for future services and are approved by the Compensation Committee), or (y) issued with an exercise price below the then fair market value of the Common Stock, as determined in good faith by the Board (provided that if RSI disagrees with such valuation, then the Company and RSI shall utilize the appraisal procedures set forth in Section 5.3 hereof to determine such fair market value and provided further that the exercise price of any options issued pursuant to any Option Plan or as compensation to any consultant to the Company shall be deemed to be at or above fair market value and shall not be subject to the appraisal procedures if such exercise price has been established by the Compensation Committee), and which rights, warrants, options or other agreements described in clause (x) or clause (y) are Exercisable ("In-the-Money Option Shares"), then, notwithstanding the proposed price of the New Securities to be issued, the price per share (only for that number of New Securities as are purchasable under this paragraph with respect to such Unused Backlog CSE's derived from the In-the-Money Option Shares which number of New Securities shall be deemed to be the first New Securities issued unless there are at the time Unused Backlog CSE's derived from Merger Shares with respect to which such Unused Backlog CSE's came into existence prior to the Unused Backlog CSE's derived from the In-the-Money Option Shares) of the New Securities acquirable by the Series C and D Holders or the RSI Beneficial Holders, as the case may be, shall be equal to the exercise price for such In-the-Money Option Shares. The failure of the RSI Beneficial Holders to exercise or to cause the Series C and D Holders to exercise such preemptive rights shall constitute an irrevocable waiver of the RSI Beneficial Holders' preemptive rights with respect to such New Securities. The Company shall comply with the procedural requirements of this Section 7.1 in connection with the offer of New Securities to the Series C and D Holders or the RSI Beneficial Holders, as the case may be. The rights set forth in this paragraph shall terminate and shall be of no force and effect at such time as the Qualifying Series C and D Beneficial Holders shall no longer maintain Beneficial Ownership of at least 20% of the Series C and D Adjusted Fully Diluted Capitalization. The Series C and D Holders shall provide such information as the Company shall reasonably request in order to determine the Beneficial Ownership of the Qualifying Series C and D Beneficial Holders. In the event that any RSI Beneficial Holder transfers Beneficial Ownership in any Shares, Options or Warrants, then, notwithstanding such transfer, the Shares, Options or Warrants so transferred shall be deemed to be Beneficially Owned by the RSI Beneficial Holders for purposes of this Section 7.1.

      Subject to the immediately preceding paragraph, the Company shall give the Securityholders written notice of its intention to issue and sell New Securities, describing the type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue the same. Subject to the immediately preceding paragraph, the Securityholders shall have 15 days from the giving of such notice to agree to purchase all (or any part) of its Proportionate Percentage of New Securities for the price and upon the terms and conditions specified in the notice by giving written notice of the Company and stating therein the quantity of New Securities to be purchased.

      If the Securityholders fail to exercise in full such right within such 15 days, the Company shall have 120 days thereafter to sell the New Securities in respect of which the Securityholders' rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Securityholders pursuant to this
Section 7.1(a). If the Company has not sold the New Securities within such 120 days, the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Securityholders in the manner provided above.

      If a Securityholder which is a SBIC has the right to acquire any voting New Securities under this Section 7.1(a), the Company shall, at such Securityholder's request, offer to sell to such Securityholder, New Securities that do not have voting rights but otherwise have the same terms as such voting New Securities.

      Prior to the consummation of an Initial Public Offering, if there remain any Unused Backlog CSE's that are derived from Merger Shares or In-the-Money Option Shares, upon request of the RSI Beneficial Holders, the Company shall issue to the RSI Beneficial Holders or the Series C and D

Holders, as determined by RSI in its sole discretion, that number of shares of Series C and D Preferred Stock as are purchasable under the second paragraph of this Section 7.1(a) with respect to such Unused Backlog CSE's derived from the Merger Shares and the In-the-Money Option Shares. The per share price for such shares to be issued shall be calculated in the manner set forth in the second and third sentences, as applicable, contained in the second paragraph of this
Section 7.1(a). The Company shall notify the Series C and D Holders of the consummation of an Initial Public Offering at least 30 days, prior thereto and the Series C and D Holders or the RSI Beneficial Holders, as the case may be, shall have 15 days after receipt of such notice to exercise the rights contained in this paragraph. The rights set forth in this paragraph, if not exercised by the RSI Beneficial Holders or the Series C and D Holders for the account of the RSI Beneficial Holders, prior to the consummation of an Initial Public Offering, shall terminate upon the effectiveness of an Initial Public Offering.

            (b) Initial Public Offering and Following an Initial Public Offering. If, in connection with an Initial Public Offering or thereafter, the Company shall propose to issue or sell Additional Securities or enter into any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance or sale of any Additional Securities, then the Series C and D Holders shall have the right to purchase that number of Additional Securities, at the same price and on the same terms proposed to be issued or sold by the Company, so that the Series C and D Holders would, after the issuance or sale of all such Additional Securities, Beneficially Own the greater of (i) 46% of the Adjusted Fully Diluted Capitalization or (ii) the same percentage of the Adjusted Fully Diluted Capitalization as they held immediately prior to such issuance or sale of all such Additional Securities, provided, however, that (x) in connection with an Initial Public Offering, the right of the Series C and D Holders to purchase Additional Securities pursuant to this
Section 7.1(b) also shall be limited to a right to acquire 30% of the Additional Securities until the dollar amount of such Additional Securities sold in such Initial Public Offering to Persons other than the Series C and D Holders (or any Beneficial Owner of the Series C and D Preferred Stock or Shares acquired by conversion thereof) is at least $75,000,000 and thereafter shall be exercisable to the extent provided above. Notwithstanding the immediately preceding sentence, if, at the time of issuance of any Additional Securities, the Series C and D Holders Beneficially Own less than 46% of the Adjusted Fully Diluted Capitalization and the Series C and D Holders do not exercise their right in full to acquire Additional Securities pursuant to the previous sentence, then, in any subsequent issuance of Additional Securities, the Series C and D Holders shall have the rights to purchase only that number of Additional Securities, at the same price and on the same terms proposed to be issued or sold by the Company, so that the Series C and D Holders would, after the issuance or sale of all such Additional Securities, Beneficially Own the same percentage of the Adjusted Fully Diluted Capitalization as such Series C and D Holders Beneficially Owned after the issuance of Additional Securities in which such Series C and D Holders did not so exercise their right in full (for these purposes any capital stock of the Company subsequently acquired by the Series C and D Holders other than pursuant to a direct issuance by the Company shall not be deemed to be Beneficially Owned by such Series C and D Holders). For purposes of this Section 7.1(b), the term "Additional Securities" shall mean New Securities plus all securities issued by the Company as part of any public offering pursuant to an effective registration statement under the Securities Act ("Additional Securities").

      Subject to the immediately preceding paragraph, the Company shall give the Series C and D Holders written notice of its intention to issue and sell Additional Securities, describing the type of Additional Securities, the price and the general terms and conditions upon which the Company proposes to issue the same. Subject to the immediately preceding paragraph, the Series C and D Holders shall have 15 days from the giving of such notice to agree to purchase all (or any part) of the Additional Securities which they are entitled to purchase pursuant to this Section 7.1(b) for the price and upon the terms and conditions specified in the notice by giving written notice of the Company and stating therein the quantity of Additional Securities to be purchased.

      If the Series C and D Holders fail to exercise in full such right within such 15 days, the Company shall have 180 days thereafter to sell the Additional Securities in respect of which the Series C and D Holders' rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Series C and D Holders pursuant to this Section 7.1(b). If the Company has not sold the Additional Securities within such 180 days, the Company shall not thereafter issue or sell any Additional Securities, without first offering such securities to the Series C and D Holders in the manner provided above. The rights set forth in this Section 7.1(b) shall terminate and shall be of no force and effect at such time as the Qualifying Series C and D Beneficial Holders shall no longer maintain Beneficial Ownership of at least 20% of the Series C and D Adjusted Fully Diluted Capitalization.

      7.2 Standstill. Except as expressly provided in Section 7.1, no Series A Holder, Series B Holder, Series C Holder, Series D Holder or Series E Holder or any Affiliate thereof shall purchase or otherwise acquire any securities of the Company that are not subject to the provisions of this Agreement, without the prior approval of a majority of the Series A, B and E Preferred Directors and the Company Directors (taken in the aggregate) and a majority of the Series C and D Preferred Directors. Notwithstanding the generality of the foregoing, this
Section 7.2 shall not apply to restrict the granting by the Company to any Person of Options pursuant to any Option Plan and/or to the exercise of any such Options.

                                  ARTICLE VIII

                                   TERMINATION

      8.1 Termination. This Agreement shall terminate automatically upon the consummation of (i) an Initial Public Offering, or (ii) a Sale of the Company; provided, however, that, notwithstanding the foregoing:

            (a) the provisions of Section 4.5 shall survive an Initial Public Offering and shall terminate upon the third anniversary thereof;

            (b) the provisions of Section 4.10 shall survive in accordance with the terms thereof;

            (c) the provisions of Article 6 shall survive an Initial Public Offering until each Securityholder has disposed of its Shares that are the subject of this Agreement; provided, however, that the provisions of Section 6.1(a) shall terminate upon the third anniversary of the date of consummation of such Initial Public Offering and the provisions of Section 6.1(b) shall terminate when each Securityholder is eligible to sell all of the securities held by it and covered by this Agreement in a single transaction pursuant to Rule 144 promulgated under the Securities Act (taking into account the volume limitations contained therein); and

            (d) the provisions of (i) Section 7.1(b), (ii) Section 2.1(a) exclusively as it relates to the right to nominate the Chairman of the Board,
(iii) Section 3.1(e), (iv) Section 3.1(h), (v) Section 3.1(o), and (vi) Section 3.1(p), in each case, shall survive an Initial Public Offering and continue until such time as the RSI Beneficial Holders no longer have Beneficial Ownership of 15% of the Series C and D Adjusted Fully Diluted Capitalization; provided, however, that following the fifth anniversary of the Initial Public Offering, such percentage shall be increased to 23%. Notwithstanding the foregoing, from and after an Initial Public Offering, Section 3.1(e) and Section 3.1(p) shall be modified to read as follows:

                  (A) Section 3.1(e): "entering into any business other than the Core Business if, as a result of the entering into such business, the Core Business would no longer be the predominant business of the Company;" and

                  (B) Section 3.1(p): "any amendment to the Articles of Incorporation (including the Certificates of Designation) or By-laws of the Company or any change in the number of members of the Board, any Committee thereof, or the Strategic Steering Committee, which amendment or change would materially and adversely affect the rights of the Series C and D Holders under this Agreement that survive an Initial Public Offering (it being agreed and understood that any amendment that increases the authorized capital stock of the Company shall not be deemed to materially and adversely affect such rights)";

            (e) upon an Initial Public Offering, the Shares of Series C Preferred Stock and Series D Preferred Stock shall automatically be converted pursuant to and in accordance with the Series C Certificate of Designation and Series D Certificate of Designation, respectively, into shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), to be issued solely to the Series C and D Holders (provided that, to the extent that any Shares of Series C and D Preferred Stock are Beneficially Owned by Persons who are not Qualifying Series C and D Beneficial Holders, such Shares of Series C and D Preferred Stock shall be converted pursuant to and in accordance with the Series C Certificate of Designation and Series D Certificate of Designation into Shares of Class A Common Stock, and such Persons who are not Qualifying Series C and D Beneficial Holders, by their execution of a consent pursuant to Section 9.6 hereof, irrevocably elect such conversion to Shares of Class A Common Stock, provided further however, that if any such Person shall not have executed such a consent for any reason, such Person shall nonetheless be deemed bound by the obligation set forth herein to convert Shares of Series C and D Preferred Stock to Shares of Class A Common Stock; and provided, further, that the Qualifying Series C and D Beneficial Holders shall be deemed to have irrevocably elected to receive Shares of Class B Common Stock). Prior to such Initial Public Offering, the Board shall by resolution grant the Shares of Class B Common Stock the rights set forth in the immediately following sentence and shall provide for the automatic conversion of Shares of Class B Common Stock into Shares of Class A Common Stock upon any transfer thereof to a Person who is not a Qualifying Series C and D Beneficial Holder or upon the events set forth in clause (y) of the second sentence of
Section 9.1(d). Shares of Class B Common Stock shall (i) carry the right to elect that number of Directors, but in no event more than four, as are equal to
(A) 1, if the outstanding shares of the Class B Common Stock then represent 10% or more but less than 20% of the Series C and D Adjusted Fully Diluted Capitalization, (B) 2, if the outstanding shares of the Class B Common Stock then represent 20% or more but less than 30% of the Series C and D Adjusted Fully Diluted Capitalization, (C) 3, if the outstanding shares of the Class B Common Stock then represent 30% or more but less than 40% of the Series C and D Adjusted Fully Diluted Capitalization, or (D) 4, if the outstanding shares of the Class B Common Stock then represent 40% or more of the Series C and D Adjusted Fully Diluted Capitalization, (ii) automatically convert into Common Stock upon any Person that is not a Qualifying Series C and D Beneficial Holder acquiring Beneficial Ownership thereof, and (iii) otherwise be identical to the Common Stock in all respects. From and after an Initial Public Offering, the reference to the Series C and D Preferred Directors in the definition of Super-Majority Approval shall mean the Directors elected by the holders of the Class B Common Stock. Nothing in this paragraph shall diminish any other rights of such holders contained in this Agreement that shall survive an Initial Public Offering which provisions shall survive in accordance with the terms thereof, notwithstanding the conversion of the Preferred Stock into Class A Common Stock or Class B Common Stock, as the case may be; and

            (f) the provisions of Section 9.1 shall survive in accordance with their terms.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 Non-Competition. (a) Each of the Cahill Holders, the Northwood Holders, the RSI Beneficial Holders and the JAH Beneficial Holders (each of the foregoing Persons, a "Non-Competing Party" and collectively, the "Non-Competing Parties") shall not, and shall cause each of its Affiliates Controlled by such Person not to, directly or indirectly, (i) "Compete" with the Company, or act as a director, officer, consultant to, or as an employee of, any Person that directly or indirectly Competes with the Company, or (ii) knowingly own or control any voting securities or other securities convertible into voting securities in any Person that Competes with the Company. A Person shall be deemed to "Compete" with the Company, for purposes of this Section 9.1, if a business conducted by such Person is materially competitive with the Prohibited Business. In determining whether a business conducted by a Person is materially competitive with the Prohibited

Business, the factors to be considered shall include, without limitation, the respective customer base and distribution channels of such Person and the Prohibited Business with respect to the specific products and services which compete with each other. Notwithstanding the foregoing, a Person shall not be deemed to Compete with the Company if it offers for sale one or more products or services which are part of the Prohibited Business so long as the provision of any such products or services taken in the aggregate are not materially competitive with the Prohibited Business. In the event that the Company believes that any proposed investment or the conduct of any business by any Non-Competing Party would violate such restrictions, it shall so notify such Non-Competing Party within six months after receipt of written notice from the Non-Competing Party of such investment or business. The failure of the Company to so notify such Non-Competing Party within such six-month period shall constitute an irrevocable waiver of the Company's right to contest such investment or business.

            (b) Notwithstanding the foregoing, each of the Non-Competing Parties shall be permitted to make an investment in any Person whose business Competes with the Company, provided that within 9 months after the consummation of such investment, such Person ceases to engage in the business which Competes with the Company provided, that if there is a dispute with respect to whether an investment Competes, then any required divestiture shall not be required until nine (9) months after the date of final determination of such Dispute adverse to the Non-Competing Party. If such Person ceases to engage in the business which Competes with the Company through the divestiture of the competing business lines (including any divestiture following a final determination described above), the Non-Competing Party shall use and cause each of its Affiliates Controlled by it to use its reasonable good faith efforts to offer the Company the first opportunity to acquire such business lines which such Person is divesting.

            (c) Nothing in this Section 9.1 shall limit the right of (i) the RSI Beneficial Holders to provide products and services under the terms of the Intercompany Agreement, or (ii) any Non-Competing Party to own not more than 4.9% of the outstanding shares of a corporation or other entity whose shares or other equity or debt interests are listed on any United States national or regional securities exchange or reported by NASDAQ or any successor thereto. In the event of a final determination by a court of competent jurisdiction that any Non-Competing Party has breached the covenants in this Section 9.1, then, except as set forth in Section 9.1(d) below, the Company shall be entitled to all available remedies at law and in equity for such breach. It is acknowledged and agreed that no provision of this Section 9.1 shall require any Non-Competing Party to divest or refrain from conducting any investment or business (a "Pre-Existing Business") which it acquired or developed prior to the time that, as a result of developments of or modifications to the Prohibited Business, such Pre-Existing Business taken as a whole Competes with the Prohibited Business. However, the restrictions set forth in Section 9.1 shall apply to such Pre-Existing Business if, as a result of developments of or modifications to such Pre-Existing Business, such Pre-Existing Business taken as a whole then Competes with the Prohibited Business.

            (d) In the event of a final determination by a court of competent jurisdiction that any of the RSI Beneficial Holders or the JAH Beneficial Holders has breached the covenants in this Section 9.1, then, without duplication or limitation of any rights and remedies that may be available to the Company under the Intercompany Agreement, the Company shall have the right to recover the profits (taking into account the consideration set forth in the last sentence of this Section 9.1(d)), to the RSI Beneficial Holders and their Affiliates (in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders) or the JAH Beneficial Holders and their Affiliates (in the case of a breach of this Section 9.1 by any of the JAH Beneficial Holders) derived from the operations of the business or investment that has been determined to Compete with the Company for the period commencing on the notification of a dispute with respect to such business or investment pursuant to Section 9.1 hereof and ending on the earlier to occur of (i) the date of divestiture of the business line that Competes with the Company, (ii) the termination of the Intercompany Agreement in accordance with the terms thereof (solely in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders), and (iii) the exercise of the Call Right (as defined below) or the conversion of the Class B Common Stock described below, as applicable (which right to recover profits (taking into account the consideration set forth in the last sentence of this Section 9.1(d)) shall be Alliance's sole and exclusive remedy at law and in equity for such breach other than Alliance's rights set forth in this Section 9.1(d), (e) and (f) and in the Intercompany Agreement). Further, in the event that such final determination occurs (x) prior to an Initial Public Offering, the Company shall have the right to acquire all of the Shares, Options and Warrants then Beneficially Owned by the RSI Beneficial Holders (in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders) or the JAH Beneficial Holders (in the case of a breach of this Section 9.1 by any of the JAH Beneficial Holders) in accordance with the provisions of Section 9.1(e) and the rights granted to the Series C and D Holders pursuant to this Agreement shall terminate to the extent provided in
Section 9.1(e), or (y) after an Initial Public Offering: (1) all of the shares of Class B Common Stock shall automatically, and without any action on the part of any Person, convert into an equal number of shares of Class A Common Stock; provided, however, that if only the JAH Beneficial Holders are the parties that have been determined to breach the provisions of this Section 9.1, then only the shares of Class B Common Stock then Beneficially Owned by such JAH Beneficial Holders shall be converted as described above; (2) all of the rights of the RSI Beneficial Holders and the Series C and D Holders that survive an Initial Public Offering shall automatically terminate and be of no further force and effect; provided, however, that if only the JAH Beneficial Holders are the parties that have been determined to breach the provisions of this Section 9.1, then such rights shall survive in accordance with their terms; and (3) any Directors then serving that are Affiliates or appointees (other than Jon A. Halpern who shall continue to serve as a Director if the JAH Beneficial Holders would then remain entitled to designate a Director under the provisions of Section 9.1(e) (assuming for the purpose of applying said Section 9.1(e) to this clause (3) that an Initial Public Offering has not occurred) and other than the Special Series C and D Director if he is then serving), of the RSI Beneficial Holders (in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders) or the JAH Beneficial Holders (in the case of a breach of this Section
9.1 by any of the JAH Beneficial Holders) shall immediately resign or shall be removed from the Board. Nothing herein shall preclude the RSI Beneficial Holders or the JAH Beneficial Holders from exercising their rights as holders of Common Stock following any automatic conversion of the Class B Common Stock, including, without limitation, the right to vote for, and nominate Directors, in accordance with the Company's Articles of Incorporation and By-Laws and applicable law. The Company agrees that, following any automatic conversion of the Class B Common Stock, it shall continue to hold its annual meetings for stockholders in accordance with the Company's By-laws. Notwithstanding the


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foregoing, the Company shall not have the rights described in clause (x) of the second preceding sentence and the actions described in clause (y) of the second preceding sentence shall not occur if, within thirty days after the final determination referred to in the first sentence of this Section 9.1(d), the RSI Beneficial Holders (in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders) or the JAH Beneficial Holders (in the case of a breach of this Section 9.1 by any of the JAH Beneficial Holders), at its option, delivers written notice to the Company that the business line which Competes with the Company will be divested, and such divestiture is actually completed within nine months after the date of such final determination. If a breach of the covenant contained in this Section 9.1 arises out of an investment in an entity that is not a wholly owned subsidiary of a Non-Competing Party or its Affiliates (an "Acquired Competing Party"), then, for purposes of this Section 9.1(d), the profits referred to herein shall include only those profits that a Non-Competing Party or its Affiliates (other than the Acquired Competing Party and its Affiliates Controlled by such Acquired Competing Party) shall have received and the portion of the profits of the Acquired Competing Party as to which such Non-Competing Party or its Affiliates (other than the Acquired Competing Party and its Affiliates Controlled by such Acquired Competing Party) would be entitled by virtue of their proportionate ownership in the Acquired Competing Party (whether or not such profits have been distributed to a Non-Competing Party or its Affiliates).

            (e) The Company shall have the right (the "Call Right") to acquire, upon written notice delivered to RSI Beneficial Holders (in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders) or the JAH Beneficial Holders (in the case of a breach of this Section 9.1 by any of the JAH Beneficial Holders) within 30 days after the final determination referred to in the first sentence of Section 9.1(d) (only if such final determination occurs prior to an Initial Public Offering), all (but not less than all) of the Shares (including any Class B Common Stock acquired upon conversion of the Series C and D Preferred Stock), Options and Warrants then Beneficially Owned by the RSI Beneficial Holders (in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders) or the JAH Beneficial Holders (in the case of a breach of this Section 9.1 by any of the JAH Beneficial Holders) at the fair market value of such Shares, Options and Warrants at the time of exercise of the Call Right (without giving effect to any actions that the Company may take to effectuate the payment of the Call Purchase Price (as defined below) and without giving effect to the impact, if any, of any termination of the Intercompany Agreement) as determined pursuant to and in accordance with the appraisal procedures set forth in Section 5.3 hereof. The aggregate amount payable to RSI Beneficial Holders (in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders) or the JAH Beneficial Holders (in the case of a breach of this Section 9.1 by any of the JAH Beneficial Holders) upon exercise of the Call Right shall be referred to herein as the "Call Purchase Price." Upon exercise of the Call Right with respect to the RSI Beneficial Holders, the Company shall be required to pay to such RSI Beneficial Holders in immediately available funds an amount equal to the lesser of (1) 10% of the estimated Call Purchase Price, and (ii) $7,000,000, which amount shall be refunded to the Company in the event that the Call Right shall not be consummated due to the failure of the RSI Beneficial Holders to deliver the Shares, Options and Warrants that are the subject of the Call Right. Upon exercise of the Call Right with respect to the JAH Beneficial Holders, the Company shall be required to pay to such JAH Beneficial Holders in immediately available funds an amount equal to the lesser of (i) 10% of the estimated Call Purchase Price, and (ii) $2,800,000, which amount shall be refunded to the Company in the event that the Call


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Right shall not be consummated due to the failure of the JAH Beneficial Holders to deliver the Shares, Options and Warrants that are the subject of the Call Right. Following any exercise of the Call Right, the Series C and D Holders and the Series C and D Preferred Directors shall not utilize any of the rights granted to any of them pursuant to this Agreement or under the Series C Certificate of Designation and Series D Certificate of Designation to prohibit the Company from taking any actions reasonably necessary to effect the consummation of the Call Right. The closing of the purchase by the Company of the Shares, Options and Warrants that are the subject of the Call Right shall occur at the Company's principal office, or at such other place as shall be mutually agreeable to the RSI Beneficial Holders (in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders) or the JAH Beneficial Holders (in the case of a breach of this Section 9.1 by any of the JAH Beneficial Holders) and the Company as soon as possible (and in any event within 9 months after the final determination referred to in Section 9.1) (such date of closing being hereinafter referred to as the "Call Closing Date"). Notwithstanding anything to the contrary contained herein, if the Call Right has been exercised and an Initial Public Offering (as evidenced by a filing of a registration statement with the Securities and Exchange Commission) or a Rule 144A offering is pending or is being undertaken in connection with the exercise of the Call Right, then, (x) the Call Closing Date shall occur prior to or contemporaneous with the consummation of such offering, and (y) the payment of the Call Purchase Price shall be made in immediately available funds at a price per share equal to the greater of (i) the price per share of Common Stock in such offering and (ii) the fair market value of a share of Common Stock as determined in accordance with the first sentence of this Section 9.1(e). At the Call Closing Date, each of the RSI Beneficial Holders (in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders) or the JAH Beneficial Holders (in the case of a breach of this Section 9.1 by any of the JAH Beneficial Holders) shall surrender to the Company any Options, Warrants and the certificate or certificates representing its Shares, in each case free and clear of all Encumbrances and the Company shall pay the Call Purchase Price by wire transfer in immediately available funds to an account designated by the RSI Beneficial Holders (in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders) or the JAH Beneficial Holders (in the case of a breach of this Section 9.1 by any of the JAH Beneficial Holders). Notwithstanding the foregoing, the Company shall be permitted to pay the Call Purchase Price by delivery of a subordinated note payable in three annual installments of principal commencing on the first anniversary of the Call Closing Date, with interest at an annual rate equal to 3 1/2% plus the Prime Rate. Upon payment of the Call Purchase Price, any Directors then serving that are Affiliates or appointees (other than Jon A. Halpern if the JAH Beneficial Holders remain entitled to designate a director under the provisions of this Section 9.1(e) and other than the Special Series C and D Director if he is then serving) of the RSI Beneficial Holders (in the case of a breach of this Section 9.1 by any of the RSI Beneficial Holders) or the JAH Beneficial Holders (in the case of a breach of this Section 9.1 by any of the JAH Beneficial Holders) shall immediately resign or shall be removed from the Board. In the event of a breach of this
Section 9.1 by any of the RSI Beneficial Holders and upon payment of the Call Purchase Price to the RSI Beneficial Holders, all of the rights of the RSI Beneficial Holders and the Series C and D Holders contained in this Agreement shall automatically terminate and be of no further force and effect; provided, however, that (x) the JAH Beneficial Holders shall have the right to designate that number of Directors as are equal to the number of Directors they would have had the right to designate pursuant to Section 8.1(e), assuming that the shares of Series C and D Preferred Stock Beneficially Owned by such JAH Beneficial


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Holders had been converted to Class B Common Stock as provided therein and that there were no other outstanding shares of Class B Common Stock, (y) for purposes of any Super-Majority Approval requirements thereafter, any Directors designated by the JAH Beneficial Holders or any other Series C and D Holders shall not be considered Series C and D Preferred Directors but any actions specified in Sections 3.1(e), 3.1(f), and 3.1(j) shall require the approval of a majority of the Directors then designated by the JAH Beneficial Holders and (z) the JAH Beneficial Holders shall remain entitled to exercise the rights granted to all Securityholders generally as set forth in Section 3.2, Article IV, Article V,
Article VI, and Section 7.1(a) which rights shall survive in accordance with their terms. Notwithstanding the previous sentence, if the JAH Beneficial Holders shall Beneficially Own less than 10% of the Series C and D Adjusted Fully Diluted Capitalization but shall not have disposed of any shares of Series C Preferred Stock originally issued to them pursuant to the Merger Agreements, or any shares of Series D Preferred Stock issued to them pursuant to the Series D Stock Purchase Agreement or the Series D and E Stock Purchase Agreement, and shall have exercised in full all rights previously available to them under
Section 4.3 and Section 7.1 hereof, then the JAH Beneficial Holders shall be entitled to designate one Director. In the event of a breach of this Section 9.1 by any of the JAH Beneficial Holders, all of the rights of the RSI Beneficial Holders and the Series C and D Holders contained in this Agreement shall survive in accordance with their respective terms. In the event of the Company's failure to exercise the Call Right or pay the Call Purchase Price, the rights of the Series C and D Holders shall remain unaffected.

            (f) Upon exercise of the Call Right, the Company shall request the Required Banks to consent to such exercise. The Company shall not be required to consummate the Call Right, and the exercise of such Call Right shall be deemed rescinded and withdrawn and of no force and effect and no RSI Beneficial Holder or JAH Beneficial Holder, as the case may be, shall have any rights or remedies to enforce the Call Right, until such time as all Obligations (as defined in the Credit Agreement) shall have been paid in full in cash, unless the Required Banks have consented in writing to the exercise of the Call Right. The Company may assign the Call Right, in whole or in part, to any Person provided that such Person must pay the Call Purchase Price with respect to any Shares, Options or Warrants acquired by it in immediately available funds.

            (g) The prohibitions set forth in this Section 9.1 shall apply to each of the Cahill Holders and the Northwood Holders only so long such Cahill Holders or Northwood Holders maintain Beneficial Ownership in the aggregate of 50% or more of the Common Stock Equivalents (excluding Warrant Shares) initially acquired by them pursuant to the First Series A Stock Purchase Agreement and the Second Series A Stock Purchase Agreement. The prohibitions set forth in this
Section 9.1 shall apply to the JAH Beneficial Holders for so long as such JAH Beneficial Holders maintain Beneficial Ownership in the aggregate of 50% or more of the Common Stock Equivalents initially acquired by them pursuant to the Merger Agreements, the Series D Stock Purchase Agreement and the Series D and E Stock Purchase Agreement. The prohibitions set forth in this Section 9.1 shall apply to the RSI Beneficial Holders for so long as such RSI Beneficial Holders maintain Beneficial Ownership in the aggregate of 15% or more of the Series C and D Adjusted Fully Diluted Capitalization.


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